UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.     )

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PEOPLES FINANCIAL SERVICES CORP.
(Name of Registrant as Specified In Its Charter)

NOT APPLICABLE
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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PEOPLES FINANCIAL SERVICES CORP.
150 North Washington Avenue
Scranton, Pennsylvania 18503

April 16, 2020

To Our Shareholders:

You are cordially invited to participate in the 2020 Annual Meeting of Shareholders of Peoples Financial Services Corp. to be held on Saturday, May 16, 2020 at 9:00 a.m. Eastern Daylight Time.  For the first time, this year we will be holding a virtual meeting where you will be able to listen to the meeting live, vote on the matters submitted to shareholders and pose questions and make comments.  The virtual meeting can be accessed by visiting www.virtualshareholdermeeting.com/PFIS2020.

At the annual meeting, shareholders will be asked to consider and vote upon: the election of two directors to the Company’s board of directors, each to serve until the 2023 annual meeting of shareholders and until his or her successor has been selected and qualified; a proposal to amend our articles of incorporation to adopt a majority voting standard in uncontested elections of directors; a proposal to approve, on an advisory basis, the compensation of our named executive officers; a proposal to approve, on an advisory basis, the frequency of future advisory votes on the compensation of our named executive officers; the ratification of Baker Tilly Virchow Krause, LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2020; and any other business as may properly be brought before the meeting.

On behalf of the board of directors, we urge you to submit your proxy by mail, telephone or internet as soon as possible, even if you currently plan to attend the virtual meeting.  This will not prevent you from voting at the annual meeting, but will assure that your vote is counted if you do not attend.

Your cooperation is appreciated, as shareholders entitled to cast at least a majority of the votes which all shareholders are entitled to cast must be represented at the annual meeting, either by proxy or by participation in the virtual meeting, to constitute a quorum for the conduct of business.

Very truly yours,

William E. Aubrey II	Craig W. Best
Chairman of the Board	President and Chief Executive Officer

PEOPLES FINANCIAL SERVICES CORP.
150 North Washington Avenue
Scranton, Pennsylvania 18503

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD MAY 16, 2020

Notice is hereby given that the 2020 Annual Meeting of Shareholders of Peoples Financial Services Corp., referred to as “we” or the “Company,” will be held via live audio webcast at www.virtualshareholdermeeting.com/PFIS2020, on Saturday, May 16, 2020, at 9:00 a.m. Eastern Daylight Time, for the purpose of considering and voting upon the following matters:

•                                          Election of two directors to our board of directors, each to serve until the 2023 annual meeting of shareholders and until his or her successor has been elected and qualified;

•                                          A proposal to amend our articles of incorporation to adopt a majority voting standard in uncontested elections of directors;

•                                          A proposal to approve, on an advisory basis, the compensation of our named executive officers;

•                                          A proposal to approve, on an advisory basis, the frequency of future advisory votes on the compensation of our named executive officers;

•                                          Ratification of Baker Tilly Virchow Krause, LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2020; and

•                                          Such other business as may properly come before the meeting.

Shareholders of record at the close of business on March 9, 2020 are entitled to notice of and to vote at the annual meeting.  Whether or not you contemplate participating in the virtual annual meeting, the board of directors of the Company recommends that you execute and return the enclosed proxy by mail or submit your proxy by telephone or the internet.  You may revoke your proxy at any time prior to the exercise of the proxy by delivering to the Company a later dated proxy, by delivering a later dated written notice of revocation to the Company, or by voting your shares at the virtual annual meeting.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Shareholders to Be Held on May 16, 2020:

Our proxy statement, annual report to shareholders and form of proxy card are available at www.proxyvote.com.

BY ORDER OF THE BOARD OF DIRECTORS

DEBRA E. ADAMS
Secretary

April 16, 2020

PEOPLES FINANCIAL SERVICES CORP.
150 North Washington Avenue
Scranton, Pennsylvania 18503

PROXY STATEMENT FOR ANNUAL MEETING
OF SHAREHOLDERS TO BE HELD ON MAY 16, 2020

This proxy statement is being furnished to shareholders of Peoples Financial Services Corp., referred to as “we” or the “Company,” in connection with the solicitation by the board of directors of the Company of proxies to be voted at the annual meeting of shareholders to be held via live audio webcast at www.virtualshareholdermeeting.com/PFIS2020 at 9:00 a.m. Eastern Daylight Time on Saturday, May 16, 2020, or such later date to which the annual meeting may be adjourned or postponed.

At the annual meeting, you will be asked to consider and vote upon the following matters:

•                                          Election of two directors to the Company’s board of directors each to serve until the 2023 annual meeting of shareholders and until his or her successor has been elected and qualified;

•                                          A proposal to amend our articles of incorporation to adopt a majority voting standard in uncontested elections of directors;

•                                          A proposal to approve, on an advisory basis, the compensation of our named executive officers;

•                                          A proposal to approve, on an advisory basis, the frequency of future advisory votes on the compensation of our named executive officers;

•                                          Ratification of Baker Tilly Virchow Krause, LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2020; and

•                                          Such other business as may properly come before the meeting.

Information regarding the election of directors and the other proposals is included in this proxy statement.  Shareholders should carefully read this proxy statement.

The first date on which this proxy statement and the enclosed form of proxy are being sent to the shareholders of the Company is on or about April 16, 2020.

A WARNING ABOUT FORWARD-LOOKING STATEMENTS

This document contains forward-looking statements, in addition to historical information. Forward looking statements are typically identified by words or phrases such as “believe,” “expect,” “anticipate,” “intend,” “estimate,” “project,” and variations of such words and similar expressions, or future or conditional verbs such as “would,” “should,” “could,” “may,” or similar expressions.  Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, provide a safe harbor in regard to the inclusion of forward-looking statements in this document and any documents incorporated by reference.

You should note that many factors, some of which are discussed elsewhere in this document and in documents that are incorporated by reference, could affect the future financial results of Peoples Financial Services Corp. and its subsidiaries and could cause those results to differ materially from those expressed in the forward-looking statements contained or incorporated by reference in this document.  These factors include, but are not limited, to the following:

•                                          changes in interest rates;

•                                          economic conditions, particularly in the Peoples Financial Services Corp. market area;

•                                          legislative and regulatory changes and the ability to comply with the significant laws and regulations governing the banking and financial services business;

•                                          monetary and fiscal policies of the U.S. government, including policies of the U.S. Department of Treasury and the Federal Reserve System;

•                                          credit risk associated with lending activities and changes in the quality and composition of our loan and investment portfolios;

•                                          demand for loan and other products;

•                                          deposit flows;

•                                          competition;

•                                          changes in the values of real estate and other collateral securing the loan portfolio, particularly in the Peoples Financial Services Corp. market area;

•                                          the ability to achieve the intended benefits of, or other risks associated with, business combinations;

•                                          changes in relevant accounting principles and guidelines;

•                                          inability of third party service providers to perform;

•                                          the ability to prevent, detect and respond to cyberattacks; and

•                                          other factors that may be described in our Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q as filed with the Securities and Exchange Commission from time to time.

We caution that these forward-looking statements are subject to numerous assumptions, risks and uncertainties, all of which change over time, and we assume no duty to update forward-looking statements, except as may be required by applicable law or regulation, and except as required by applicable law or regulation, we do not undertake, and specifically disclaim any obligation, to publicly release any revisions to any forward-looking statements to reflect the occurrence of anticipated or unanticipated events or circumstances after the date of such statements. We caution readers not to place undue reliance on any forward-looking statements. These statements speak only as of the date made, and we advise readers that various factors, including those described above, could affect our financial performance and could cause actual results or circumstances for future periods to differ materially from those anticipated or projected.

INFORMATION ABOUT VOTING

How are proxies being solicited?

This proxy solicitation is being made by and at the direction of the board of directors of the Company, and we will pay all expenses relating to the solicitation.  Proxies may be solicited by mail, personally, by telephone or by other electronic means by officers, directors and employees of the Company and its subsidiary, Peoples Security Bank and Trust Company, or the “Bank,” who will not be compensated for such solicitation activities.  In addition, we have engaged Regan & Associates, Inc. (New York, NY) to assist us with the solicitation.  We will pay Regan & Associates a fee of $9,500 and reimburse them for their reasonable out-of-pocket expenses.  Arrangements may be made with brokerage houses and other custodians, nominees and fiduciaries for forwarding solicitation materials to the beneficial owners of shares held of record by such persons, and we will reimburse those persons for their reasonable expenses.

What is on the agenda for the annual meeting?

The agenda for the annual meeting includes: the election of two directors to the Company’s board of directors, each to serve until the 2023 annual meeting of shareholders and until his or her successor has been elected and qualified; a proposal to amend our articles of incorporation to adopt a majority voting standard in uncontested elections of directors; a proposal to approve, on an advisory basis, the compensation of our named executive officers; a proposal to approve, on an advisory basis, the frequency of future advisory votes on the compensation of our named executive officers; the ratification of Baker Tilly Virchow Krause, LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2020; and such other business as may properly come before the annual meeting.  We are not aware of any such other business that may properly come before the annual meeting at the present time.

How do I participate in the annual meeting?

This year, we will be holding a virtual meeting where you will be able to listen to the meeting live, vote on the matters submitted to shareholders and pose questions and make comments.  The virtual meeting will be accessed by visiting www.virtualshareholdermeeting.com/PFIS2020.

You are entitled to participate in the annual meeting if you were a shareholder as of the close of business on March 9, 2020, the record date, or hold a valid proxy for the meeting. To be admitted to the annual meeting at www.virtualshareholdermeeting.com/PFIS2020, you must enter the control number found on your proxy card.

We encourage you to access the annual meeting before it begins.  Online check-in will start shortly before the meeting on May 16, 2020.  If you have difficulty accessing the meeting, please call 800-586-1548 (US) or 303-562-9288 (International).

Who can vote?

You can vote at the annual meeting if you were a holder of our common stock at the close of business on the record date.  The record date for the annual meeting is March 9, 2020.  Each share of common stock you own as of the record date entitles you to one vote for each director to be elected in the election of directors and one vote on any other business as may properly come before the annual meeting.  As of the record date, there were 7,390,216 shares of common stock outstanding and entitled to vote.

How do I vote if shares are held directly in my name?

If you hold your shares in certificate or direct registration system form, and not through a bank, brokerage firm or other nominee, you may vote your shares in one of the following ways:

•                                          VOTE BY INTERNET - Before The Meeting — Go to www.proxyvote.com.  Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

•                                          VOTE BY INTERNET — During The Meeting — Go to www.virtualshareholdermeeting.com/PFIS2020.  You may attend the virtual annual meeting and vote your shares during the meeting.  To attend the annual meeting, you will need the control number included on your proxy card.

•                                          VOTE BY PHONE - 1-800-690-6903.  Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

•                                          VOTE BY MAIL.  Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

How do I vote if shares are held in street name or through a bank, brokerage firm or other nominee?

If you hold your shares in street name or through a bank, brokerage firm or other nominee, you will need to vote your shares by providing voting instructions to your bank, brokerage firm or other nominee, in accordance with the voting instruction form provided to you by your bank, brokerage firm or other nominee, or by obtaining a legal proxy from your bank, brokerage firm or other nominee authorizing you to vote those shares at the annual meeting.  Only with a legal proxy from your bank, brokerage firm or other nominee can you cast your vote at the annual meeting.

How will my proxy be voted?

If you hold your shares directly in your name, unless you indicate differently on your proxy, we plan to vote signed and returned proxies FOR the election of the board’s director nominees named in this proxy statement, FOR the proposal to amend our articles of incorporation, FOR the proposal to approve, on an advisory basis, the compensation of our named executive officers, for every ONE YEAR on the proposal to approve, on an advisory basis, the frequency of future advisory votes on the compensation of our named executive officers, and FOR the ratification of Baker Tilly Virchow Krause, LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2020.

If you hold your shares of the Company’s common stock in “street name” (that is, through a broker or other nominee), under applicable rules, brokers have the discretion to vote on routine matters, such as the ratification of the selection of accounting firms, but do not have discretion to vote on non-routine matters.  Rules applicable to brokers consider uncontested elections of directors, matters related to executive compensation, and matters related to corporate governance to be considered non-routine.  If you hold your shares in street name, but do not give your broker or other nominee instructions on how to vote your shares, votes may not be cast on your behalf.  If your broker or other nominee submits a proxy but does not vote your shares on a particular proposal because it has not received voting instructions from you, your shares will be considered to be “broker non-votes” with regard to that matter.

At or after the annual meeting, a judge of elections will tabulate ballots cast by shareholders present and voting at the virtual annual meeting and votes cast by proxy.

What is a broker non-vote?

A broker non-vote occurs when a bank or brokerage firm holding shares on behalf of a shareholder does not receive voting instructions from the shareholder by a specified date before the annual meeting and the bank or brokerage firm is not permitted to vote, or otherwise does not vote, those undirected shares on specified matters.  Thus, if you do not give your broker specific instructions, your shares may not be voted on those matters (so-called “broker non-votes”) and will not be counted in determining the number of shares necessary for approval.  Broker non-votes are not considered to be votes cast and, therefore, generally have no effect on the outcome of elections of directors or other business which are determined based on votes cast.  Shares represented by “broker non-votes” will be counted, however, in determining the number of shares of common stock represented by participation in the virtual annual meeting or by proxy and entitled to vote.

Can I revoke my proxy or change my vote after submitting my proxy?

Yes.  Any shareholder giving a proxy has the right to virtually attend the annual meeting and vote during the annual meeting.  A proxy may be revoked prior to the annual meeting if a later-dated proxy or a written revocation is sent to the Company at Peoples Financial Services Corp., 150 North Washington Avenue, Scranton, Pennsylvania  18503, Attn.: Secretary, and received prior to the annual meeting.  In addition, a shareholder may revoke a proxy by timely executing and delivering, by Internet, telephone, or mail, another proxy dated as of a later date.

What constitutes a quorum at the annual meeting and how are votes counted?

We need a quorum of shareholders to hold a valid annual meeting.  A quorum will be present if shareholders entitled to cast at least a majority of the votes which all shareholders are entitled to cast are represented by proxy or by participation in the virtual annual meeting.  Abstentions and broker non-votes are counted as present for the purpose of establishing a quorum.

How many votes are required for the election of directors?

Directors are elected by a plurality vote of shares of common stock cast by proxy or by participation in the virtual annual meeting, provided that a quorum is present.  A “plurality” means that the candidates for election as directors receiving the highest number of votes, up to the number of directors to be elected, shall be elected.  Because the election of directors is based on a plurality of the votes cast, abstentions and broker non-votes have no effect on the outcome of the vote.  Shareholders are not entitled to cumulative voting in the election of directors.

How many votes are required to amend the articles of incorporation?

As long as a quorum is present, the affirmative vote of a majority of the votes cast by all shareholders entitled to vote on the proposed amendment to the articles of incorporation is required for the approval and adoption of the amendment.  Because approval and adoption of the amendment is based on a majority of the votes cast, abstentions and broker non-votes have no effect on the outcome of the vote.

How many votes are required to approve, on an advisory basis, the compensation of our named executive officers?

As long as a quorum is present, the affirmative vote of the holders, present by participation in the virtual meeting or by proxy, of shares entitled to cast at least a majority of the votes which all shareholders are entitled to cast, is required to approve, on an advisory basis, the compensation of our named executive officers.  Abstentions and broker non-votes will have the same effect as votes against this proposal.

How many votes are required to approve, on an advisory basis, the frequency of future advisory votes on the compensation of our named executive officers?

As long as a quorum is present, the affirmative vote of the holders, present by participation in the virtual meeting or by proxy, of shares entitled to cast at least a majority of the votes which all shareholders are entitled to cast, is required to approve, on an advisory basis, the frequency of future advisory votes on the compensation of our named executive officers.  Abstentions and broker non-votes will have the same effect as votes against this proposal.

How many votes are required for the ratification of the appointment of Baker Tilly Virchow Krause, LLP?

As long as a quorum is present, the affirmative vote of the holders, present by participation in the virtual meeting or by proxy, of shares entitled to cast at least a majority of the votes which all shareholders are entitled to cast, is required to ratify the appointment of Baker Tilly Virchow Krause, LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2020.  Abstentions and broker non-votes will have the same effect as votes against this proposal.

How many votes are required for any other proposals that may properly come before the annual meeting?

Any other proposals that may properly come before the annual meeting will be approved if the holders, present by proxy or by participation in the virtual meeting, of shares entitled to cast at least a majority of the votes which all shareholders are entitled to cast are voted in favor of the action, unless the question is one upon which a different vote is required by express provision of law or by our articles of incorporation or our bylaws.  Abstentions and broker non-votes will have the same effect as votes against any proposal that requires approval by a majority of the votes which all shareholders are entitled to cast.  Abstentions and broker non-votes are not considered votes cast, however, and, as such, have no effect on the outcome of any proposals which would be approved based on votes cast.  We are not aware of any such other proposals that may properly come before the annual meeting at the present time.

PROPOSAL 1 — ELECTION OF DIRECTORS

Our bylaws provide that the number of directors constituting the entire board will be not less than five nor more than twenty-five, with the exact number to be fixed from time to time by our board of directors.

Our bylaws also provide that our board of directors will be classified into three classes, each class to be as nearly equal in number, in respect to the time for which they severally hold office.  At each annual meeting of shareholders, one class of directors is to be elected and each class of directors so elected will serve for a term of approximately three years.  On February 28, 2020, our board of directors approved a temporary increase in the number of directors constituting the entire board from ten to eleven.  In accordance with our mandatory retirement bylaw, Robert W. Naismith, Ph.D. and George H. Stover,

Jr. will retire at the expiration of their current terms at the annual meeting.  Further, as previously reported, director James G. Keisling has decided not to stand for re-election at the annual meeting.  Based on the recommendation of our nominating and governance committee, our board of directors resolved to decrease the number of directors comprising the entire board to eight upon the expiration of the retiring directors’ terms.  Accordingly, two nominees will be elected to the 2023 class of directors.

It is intended that the proxies solicited by the board of directors will be voted FOR the two director nominees named below (unless the shareholder otherwise directs).  If, for any reason, any nominee becomes unavailable for election or service on the board, the proxy solicited by the board of directors will be voted for such substituted nominee as is selected by the board of directors.  The board has no reason to believe that any of the named nominees are not available or will not serve if elected.

Nominees for Director - Term Expiring In 2023

The board has nominated incumbent directors Sandra L. Bodnyk and Ronald G. Kukuchka for election to the board of directors at the 2020 annual meeting of shareholders, each to serve until the 2023 annual meeting of shareholders and until his or her successor has been elected and qualified.  The names of the director nominees and certain information about them are set forth below:

Sandra L. Bodnyk, age 68, was appointed as a director of Peoples Financial Services Corp. and Peoples Security Bank and Trust Company on February 28, 2020.  Ms. Bodnyk was Executive Vice President, Senior Loan Administrator for Branch Banking and Trust Company, the banking subsidiary of BB&T Corporation, from April 2016 through December 2018, and was Senior Executive Vice President, Chief Risk Officer for National Penn Bank, the banking subsidiary of National Penn Bancshares, Inc., from January 2013 until their merger with BB&T in April 2016.  Before Ms. Bodnyk’s appointment to that position, she was Group Executive Vice President & Chief Risk Officer for National Penn Bank, and before that she held various positions with KNBT Bancorp, Inc. and Keystone Nazareth Bank & Trust Company.  Our board of directors determined that Ms. Bodnyk is qualified to serve as a director of the Company as a result of her extensive background in commercial banking, including her experience with commercial lending and enterprise risk management, and oversight of regulatory compliance and technology and information security.

Ronald G. Kukuchka, age 66, has been a director of Peoples Financial Services Corp. and Peoples Security Bank and Trust Company since 2007.  He has been President of Ace Robbins, Inc. since 1982.  The board has determined that Mr. Kukuchka is qualified to be on the board due to his leadership skills gained from owning a successful petroleum company in our market area for over 37 years.  He also brings experience gained by serving as director for the Pennsylvania Marketers & Convenience Store Association, director of the Tunkhannock Fireman’s Relief Association, and from being trustee of the Roy Piper Charitable Trust.

Continuing Directors

The names of our directors, whose current terms will continue after the 2020 annual meeting of shareholders, and certain information about them, are set forth below:

Term Expiring In 2021

Richard S. Lochen, Jr., age 56, has been a director of Peoples Financial Services Corp. and Peoples Security Bank and Trust Company since 2003.  He has been a Certified Public Accountant with the firm of Lochen & Chase PC since 1995.  In May 2006, Mr. Lochen was appointed as President of Peoples Financial Services Corp. and its banking subsidiary (then known as Peoples National Bank) and served as President and Chief Executive Officer from January 2007 until November 2009.  The board has determined that Mr. Lochen is qualified to be on the board due to his knowledge of auditing publicly-traded financial institutions that he gained during his career as a CPA, which included assisting in preparation of annual and quarterly filings with the Securities and Exchange Commission.  He also brings executive leadership experience and understanding of the operations of Peoples gained from his past service as an officer of Peoples Financial Services Corp. and its banking subsidiary.

James B. Nicholas, age 68, was appointed as a director of Peoples Financial Services Corp. and Peoples Security Bank and Trust Company in connection with the consummation of our merger with Penseco in November 2013.  Prior to that, he served as a director of Penseco Financial Services Corporation and Penn Security Bank and Trust Company since 1981.  The Company has concluded that Mr. Nicholas is qualified to serve as a director of the Company as a result of his substantial small company management experience, particularly within the region in which the Bank conducts its business, and his familiarity with the operations of the former Penn Security Bank and Trust Company.  Mr. Nicholas has served as the President of D.G. Nicholas Co., a wholesale auto parts company located in Scranton, Pennsylvania, since 1990.  Through his oversight of D.G. Nicholas Co., Mr. Nicholas is able to obtain insight regarding the local business and consumer environment that is valuable to our board of directors in its oversight of the Company’s and Bank’s operations.  His service as a director of Penseco and Penn Security has enabled him to develop a knowledge of their former operations, which is beneficial to the Company’s Board.

Steven L. Weinberger, age 72, was appointed as a director of Peoples Financial Services Corp. and Peoples Security Bank and Trust Company in connection with the consummation of our merger with Penseco in November 2013.  Prior to that, he served as a director of Penseco Financial Services Corporation and Penn Security Bank and Trust Company since 1999.  The Company has concluded that Mr. Weinberger is qualified to serve as a director of the Company as a result of his substantial small company management experience, particularly within the region in which the Bank conducts its business, and his familiarity with the operations of Penn Security Bank and Trust Company.  Mr. Weinberger has served as the President of G. Weinberger Company, a mechanical contracting company located in Old Forge, Pennsylvania, since 1981.  Through his oversight of G. Weinberger Company, Mr. Weinberger is able to obtain insight regarding the local business and consumer environment that is valuable to our board of directors in its oversight of the Company’s and Bank’s operations.  His service as a director of Penseco and Penn Security has enabled him to develop a knowledge of their former operations, which is beneficial to the Company’s Board.

Term Expiring In 2022

William E. Aubrey II, age 57, has been a director of Peoples Financial Services Corp. and Peoples Security Bank and Trust Company since 2006 and Chairman of the Board since 2008.  He has been President and Chief Executive Officer of Gertrude Hawk Chocolates based in Dunmore, PA since 2003.  The board has determined that Mr. Aubrey is qualified to be on the board due to his executive management experience gained by serving as a chief executive.  He also brings knowledge gained by serving on the on the board of directors of United Gilsonite Laboratories in Scranton, PA and Rustic Crust in Pittsfield, NH.  In addition, he has served on many community boards including past Chairman of Geisinger CMC Hospital, Keystone College, Holy Cross School System and the Everhart Museum.  He holds an MBA and CPA.

Craig W. Best, age 59, was appointed as a director of Peoples Financial Services Corp. and Peoples Security Bank and Trust Company in connection with the consummation of our merger with Penseco in November 2013.  Prior to that, he served as a director of Penseco Financial Services Corporation and Penn Security Bank and Trust Company since 2006.  The Company has concluded that Mr. Best is qualified to serve as a director of the Company as a result of his leadership and prior experience in the banking industry.  Mr. Best served as President and Chief Executive Officer of Penseco

Financial Services Corporation and Penn Security Bank and Trust Company from 2006 until the Penseco merger, at which time he was appointed as President and Chief Executive Officer of Peoples Financial Services Corp. and Peoples Security Bank and Trust Company.  Prior to joining Penseco, Mr. Best served as Chief Operating Officer of First Commonwealth Bank, a $6.2 billion financial services institution headquartered in Indiana, Pennsylvania, from July 2000 to December 2005.  During his employment with First Commonwealth Bank, Mr. Best was responsible for overseeing the day to day operations of all lines of business and administrative functions for First Commonwealth Bank.  Before serving as Chief Operating Officer of First Commonwealth Bank, Mr. Best was President of NBOC, a $1.0 billion division of First Commonwealth Bank.  This collective experience, along with his knowledge of all aspects of the Company’s and the Bank’s business through his position as President and Chief Executive Officer, uniquely qualify Mr. Best for service on the Company’s board of directors.

Joseph T. Wright, Jr., age 64, has been a director of Peoples Financial Services Corp. and Peoples Security Bank and Trust Company since 2009.  He has been an attorney at law with Wright & Reihner PC since 1980.  The board has determined that Mr. Wright is qualified to be on the board due to his experience and knowledge gained while being a practicing attorney for nearly forty years with involvement in numerous financially complex matters related to disputes involving shareholders, employment matters, contracts, valuation issues, real estate matters, and general business issues related to risk assessment.

Recommendation

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THE ELECTION OF EACH OF ITS NOMINEES TO THE BOARD OF DIRECTORS OF THE COMPANY TO SERVE UNTIL THE 2023 ANNUAL MEETING OF SHAREHOLDERS AND UNTIL HIS OR HER SUCCESSOR HAS BEEN ELECTED AND QUALIFIED.

PROPOSAL 2 — TO APPROVE AN AMENDMENT TO OUR ARTICLES OF INCORPORATION TO ADOPT A MAJORITY VOTING STANDARD IN UNCONTESTED ELECTIONS OF DIRECTORS

Peoples is a Pennsylvania corporation and, under Pennsylvania law, the default voting standard for the election of directors by shareholders is that directors receiving the highest number of votes are elected. This is called the “plurality voting standard.”  As a Pennsylvania corporation, the Company’s directors are currently elected under the plurality standard.  This means a director may be elected without regard to how many votes he or she receives and how many votes are withheld.

Over the past several years, many public companies have moved away from the plurality voting standard, adopting instead a requirement that directors receive at least a majority of votes cast in uncontested elections.  This trend in corporate governance is viewed as a means to increasing director accountability to shareholders.  After careful consideration and in light of current corporate governance trends, our board believes it is in the best interests of the Company and its shareholders to approve an amendment to the Company’s articles of incorporation to adopt a majority voting standard in uncontested director elections, as further described below.

Our board of directors has unanimously adopted, subject to shareholder approval, an amendment to our articles of incorporation to adopt a majority voting standard in uncontested elections of directors. Under the proposed majority voting standard, each vote cast will be counted either “for” or “against” the nominee’s election as a director.  To be elected, the number of votes cast “for” such nominee’s election must exceed the number of votes cast “against” such nominee’s election.  Abstentions will continue to have no effect in determining whether the required affirmative majority vote has been obtained.  If the amendment to the articles of incorporation is approved by the shareholders, the majority voting standard will be applicable starting with the election of directors at the 2021 annual meeting of shareholders.

To supplement the proposed amendment to the articles of incorporation, and subject to its approval by shareholders, our board of directors has adopted a new corporate governance policy to require any incumbent director who is nominated for re-election but does not receive a majority of the votes cast for his or her re-election, to tender his or her resignation to the nominating and corporate governance committee and the board for their consideration.  The nominating and corporate governance committee will consider such tendered resignation and, within thirty days after certification of the election results of the shareholders’ meeting at which a director failed to receive the required votes for re-election, will make a recommendation to the board as to the appropriate action, primarily whether to accept or reject such resignation.  In determining its recommendation to the board, the nominating and corporate governance committee will consider all factors deemed relevant by the members of the committee including, without limitation, any reason or reasons known to the committee why shareholders voted against the director’s re-election, the qualifications of the director, whether acceptance of the resignation would adversely affect the Company’s ability to comply with applicable stock exchange listing standards, and whether the director’s resignation from the board of directors would generally be in the best interests of the Company and its shareholders.  The board will act on the nominating and corporate governance committee’s recommendation and publicly disclose its decision and the rationale behind such decision within ninety days after certification of the results of the election in which the director failed to receive the number of votes required.

Under the proposed majority voting standard in uncontested director elections, if a nominee who is not currently a member of the board receives fewer votes cast “for” than “against” his or her election, that nominee will not be elected to the Company’s board.

If, in any election of directors, the number of director nominees exceeds the number of directors to be elected, the election will be considered a contested election.  In the event of a contested election, the plurality voting standard will apply.

The board hereby requests that you vote in favor of an amendment to our articles of incorporation, adding the following new article 12:

12.                               Each director of the Corporation elected by the shareholders shall be elected by a majority of the votes cast with respect to such director’s election at any meeting of the shareholders called for the purpose of the election of directors and at which a quorum is present, provided that if the number of director nominees exceeds the number of directors to be elected at such meeting, the directors elected at such meeting shall be elected by a plurality of the votes cast in such election of directors.  For the purposes of this Article 12, a “majority of the votes cast” means that the number of shares voted “for” the election of a director must exceed the number of votes “against” the election of that director.

Recommendation

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THE PROPOSAL TO AMEND OUR ARTICLES OF INCORPORATION TO ADOPT A MAJORITY VOTING STANDARD IN UNCONTESTED ELECTIONS OF DIRECTORS.

PROPOSAL 3 — TO APPROVE, ON AN ADVISORY BASIS,
THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS

As required pursuant to Section 14A of the Securities Exchange Act of 1934, as amended (commonly referred to as the “Exchange Act”), we are providing our shareholders with the opportunity to vote, on an advisory basis, on the compensation of our named executive officers as described in this proxy statement.  This proposal, commonly known as a “say-on-pay” proposal, gives our shareholders the opportunity to express their views on the compensation of our named executive officers.  We are currently soliciting this advisory vote on an annual basis.

Even though this say-on-pay vote is advisory and therefore will not be binding on us, the members of our compensation committee and board of directors value the opinions of our shareholders.  Accordingly, to the extent there is a significant vote against the compensation of our named executive officers, we will consider our shareholders’ concerns and the compensation committee will evaluate what actions may be appropriate to address those concerns.

Our executive compensation program is designed to attract, reward, and retain key employees, including our named executive officers, who are critical to our success.  Under this program, our named executive officers are rewarded for the achievement of specific short-term and long-term goals that enhance shareholder value.  Shareholders are urged to read the “Compensation Discussion and Analysis” and “Executive Compensation” sections of this proxy statement for greater detail about our executive compensation programs, including information about the fiscal year 2019 compensation of our named executive officers.

We are asking our shareholders to indicate their support for the compensation of our named executive officers as described in this proxy statement by voting in favor of the following resolution:

“RESOLVED, that the compensation paid to the Company’s named executive officers, as disclosed in this proxy statement pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion, is hereby APPROVED.”

Recommendation

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THE PROPOSAL TO APPROVE, ON AN ADVISORY BASIS, THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS BY THE ADOPTION OF THE FOREGOING RESOLUTION.

PROPOSAL 4 — TO APPROVE, ON AN ADVISORY BASIS, THE FREQUENCY OF FUTURE ADVISORY VOTES ON THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS

As required pursuant to Section 14A of the Exchange Act, we also are providing our shareholders with the opportunity to vote, on an advisory basis, on the frequency of future advisory votes on the compensation of our named executive officers. In particular, we are asking whether future advisory votes on the compensation of our named executive officers should occur every one year, two years or three years.

After considering this agenda item, our board of directors has determined that an advisory vote on the compensation of our named executive officers every one year is the most appropriate alternative for the Company. The board’s determination was influenced by the fact that the compensation of our named executive officers is evaluated, adjusted and approved on an annual basis. As part of the annual review process, the board believes that shareholder sentiment should be a factor that is taken into consideration by the board and the compensation committee in making decisions with respect to executive compensation. By providing an advisory vote on executive compensation on an annual basis, our shareholders will be able to provide us with direct input on our compensation philosophy, policies and practices as disclosed in the proxy statement every year. We have endeavored to structure the executive compensation program to provide a reasonable balance between both long-term and short-term performance goals that is closely aligned with our strategic plan for building a stronger and more customer-focused financial organization over time. We understand that our shareholders may have different views as to what is the best approach for us, and we look forward to hearing from our shareholders on this agenda item every year. Accordingly, our board of directors recommends that future advisory votes on the compensation of our named executive officers be held every one year.

If any frequency option — every one year, two years or three years — receives the affirmative vote of the holders of shares entitled to cast at least a majority of the votes which all shareholders are entitled to cast, that frequency will be the one approved by shareholders on an advisory basis. Even though the vote is advisory and therefore will not be binding on us, the board of directors and the compensation committee value the opinions of our shareholders and will carefully consider our shareholders’ vote. Nonetheless, the board may decide in the future that it is in the best interests of our shareholders and the Company to hold an advisory vote on executive compensation more or less frequently than the option approved by, or which receives the highest number of votes cast by, our shareholders.

Recommendation

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT FUTURE ADVISORY VOTES ON THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS BE HELD EVERY ONE YEAR.

PROPOSAL 5 — RATIFICATION OF THE APPOINTMENT OF BAKER TILLY VIRCHOW KRAUSE, LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2020

The audit committee of our board of directors has engaged Baker Tilly Virchow Krause, LLP, or “Baker Tilly,” to serve as our independent registered public accounting firm for the year ending December 31, 2020.  Baker Tilly served as our independent registered public accounting firm for the Company for the fiscal year ended December 31, 2018 and 2019.  Representatives of the firm are expected to participate in the virtual annual meeting and will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

The following table presents the aggregate fees billed or expected to be billed to us by our principal independent registered public accounting firm for the fiscal years ended December 31, 2019 and 2018.

	2019	2018
Fee Category
Audit Fees	$260,025	$254,325
Audit-Related Fees	—	—
Tax Fees	—	—
All Other Fees	—	—
Total Fees	$260,025	$254,325

Audit-related fees consist of fees for assurance and related services that are reasonably related to the performance of the audit or review of our financial statements and are not reported under “Audit Fees.”

Our audit committee’s charter includes a formal policy concerning the pre-approval of audit and non-audit services (including the fees and terms thereof) to be provided by our independent registered public accounting firm, subject to the de minimis exception for non-audit services described in Section 10A(i)(1)(B) of the Exchange Act, which are approved by the audit committee prior to the completion of the audit.  The policy requires that all services to be performed by Baker Tilly, including audit services, audit-related services and permitted non-audit services, be performed either pursuant to detailed pre-approval policies and procedures established by the committee as to the services to be performed, or upon presentation to and pre-approval by the committee (subject to the de minimis exception).  All services rendered by Baker Tilly are permissible under applicable laws and regulations, and the audit committee pre-approved all audit and audit-related services performed by Baker Tilly during 2019 and 2018.

Recommendation

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THE RATIFICATION OF THE APPOINTMENT OF BAKER TILLY VIRCHOW KRAUSE, LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2020.

BOARD OF DIRECTORS AND COMMITTEES

Director Independence

Our common stock is listed on The Nasdaq Stock Market, LLC.  Accordingly, our board evaluated the independence of each director and director nominee under the listing standards of The Nasdaq Stock Market, LLC.  During this review, the board considered transactions and relationships between each director or any member of his or her immediate family and the Company and its subsidiaries and affiliates.  The board also considered whether there were any transactions or relationships between any director or any member of his or her immediate family (or any entity of which a director or an immediate family member is an executive officer, general partner or significant equity holder) and members of our senior management or their affiliates.

As a result of this review, the board affirmatively determined that William E. Aubrey II, Sandra L. Bodnyk, James G. Keisling, Ronald G. Kukuchka, Richard S. Lochen, Jr., Robert W. Naismith, Ph.D., James B. Nicholas, George H. Stover, Jr. and Joseph T. Wright, Jr. are independent under the listing standards of The Nasdaq Stock Market, LLC.  In addition, the board determined that each member of our nominating and governance, audit and compensation committees is independent in accordance with the additional independence criteria applicable to such committee members under the listing standards of The Nasdaq Stock Market, LLC, including the additional independence standards applicable to members of the audit and compensation committees.  Craig W. Best, our President and Chief Executive Officer, and Steven L. Weinberger were determined to be not independent.

In determining the independence of our independent directors, we considered loan transactions, as more particularly described in “Certain Relationships and Related Transactions,” deposits with Peoples Security Bank and Trust Company, a lease agreement, pursuant to which we lease space in one of our branches, and certain arm’s-length purchases of products from companies at which some of our directors or their immediate family members were officers or employees.  The board determined that none of these relationships impaired the independence of the independent directors.

Board Meetings

During 2019, the board of directors held twelve meetings.  Each of our directors attended at least 75 percent of the aggregate number of meetings held by the board of directors and the committees on which he or she served.

We have no formal policy with respect to director attendance at our annual meeting of shareholders.  All of our directors attended our 2019 annual meeting of shareholders.

Board Leadership Structure and Role in Risk Oversight

The board of directors of the Company has determined that the separation of the offices of chairman of the board and chief executive officer enhances board independence and oversight.  Moreover, the separation of the chairman of the board and chief executive officer allows the chief executive officer to better focus on his responsibilities relating to day-to-day management of the Company, enhancing shareholder value and expanding and strengthening the Company’s franchise while allowing the chairman to lead the board in its fundamental role of providing advice to and independent oversight of management.  Consistent with this determination, William E. Aubrey II serves as Chairman of the Board of the Company and Craig W. Best serves as President and Chief Executive Officer of the Company.

Risk is inherent with every business, and how well a business manages risk can ultimately determine its success. We face a number of risks, including credit risk, interest rate risk, liquidity risk, operational risk, strategic risk, legal risk and reputational risk.  Management, including our chief risk officer, is responsible for the day-to-day management of risks we face, while our board of directors, as a whole and through its committees, has responsibility for the oversight of risk management.  In its risk management oversight role, the board of directors has the responsibility to satisfy itself that the risk management processes designed and implemented by management are adequate and functioning as designed.  To do this, the Chairman of the Board meets regularly with management to discuss strategy and risks facing the Company.  Senior management attends board meetings and is available to address any questions or concerns raised by the board on risk management.  The Chairman of the Board and independent members of the board of directors work together to provide strong, independent oversight of the Company’s management and affairs through its standing committees and, when necessary, special meetings of independent directors.

Primary responsibility for areas of risk oversight is allocated among our standing committees as follows:

Committee	Primary Areas of Risk Oversight
Audit Committee

Risks and exposures associated with financial matters, particularly financial reporting, tax, accounting, disclosure, internal control over financial reporting, financial policies, investment guidelines and credit and liquidity matters.

Nominating and Governance Committee	Risks and exposures associated with leadership, succession planning and corporate governance.
Compensation Committee	Risks and exposures associated with executive compensation programs and arrangements, including incentive plans.

Compensation Risk Management

Our compensation committee has reviewed the compensation policies and practices of the Company and has determined that the policies and practices do not motivate imprudent risk taking and are not reasonably likely to have a material adverse effect on the Company.  The compensation committee is aware that compensation arrangements, if not properly structured, may encourage inappropriate risk-taking.  Further, banking regulators expect us to maintain incentive compensation practices that are consistent with our safety and soundness as a banking organization.  Compensation arrangements are expected to provide employees incentives that appropriately balance risk and reward, are compatible with effective controls and risk-management, and are supported by strong corporate governance, including active and effective oversight by our board of directors.  A long-standing example of how our compensation programs protect against imprudent risk taking is the clawback provision included in the Peoples Cash Incentive Program.  In addition, since January 2017, we have maintained a compensation recoupment policy, which applies to all executive officers who receive cash or equity incentive awards.

Board Committees

As noted above, the board of directors of the Company conducts much of its business through committees of the board.  During 2019, the board maintained standing audit, compensation and nominating and governance committees.

Audit Committee

During the fiscal year ended December 31, 2019, directors Lochen, Keisling, Kukuchka, Naismith and Nicholas comprised the audit committee.

Each member of the audit committee was independent under the requirements of The Nasdaq Stock Market, LLC relating to audit committee members.  The board of directors has determined that director Richard S. Lochen, Jr. qualifies as an “audit committee financial expert,” as defined under the rules of the Securities and Exchange Commission, or “SEC.”  The audit committee met four times in 2019.

The audit committee is governed by a formal charter approved by the board of directors, a current copy of which is available via the Company’s website, psbt.com, at the “Corporate Info — Governance Documents” page under “Investor Relations.”  The primary purposes, duties and responsibilities of the audit committee include:

•                                          oversee our accounting and financial reporting processes, including management’s preparation of financial reports and other financial information;

•                                          oversee our management’s maintenance of internal controls and procedures for financial reporting, accounting and financial reporting processes generally;

•                                          assist our board of directors in its oversight of our compliance with legal and regulatory requirements;

•                                          evaluate the independence and oversee the performance of our independent registered public accounting firm and oversee the audits of the financial statements of the Company;

•                                          assist our board of directors in risk assessment and risk management;

•                                          pre-approve all auditing services and permitted non-audit services (including the fees for such services and terms thereof) to be performed by our independent registered public accounting firm;

•                                          establish and periodically review and, as appropriate, revise, procedures for the receipt, retention, and treatment of complaints regarding accounting, internal accounting controls, or auditing matters, and the confidential, anonymous submission by our employees of concerns regarding questionable accounting or auditing matters;

•                                          oversee our internal audit function; and

•                                          oversee any related party transactions.

Audit Committee Report

In accordance with SEC regulations, the audit committee has prepared the following report.  As part of its ongoing activities, the audit committee has:

•                                          reviewed and discussed the audited consolidated financial statements of the Company at and for the year ended December 31, 2019, with management;

•                                          discussed with Baker Tilly, the Company’s independent registered public accounting firm, the matters required to be discussed by Public Company Accounting Oversight Board Auditing Standard No. 16, Communications with Audit Committees; and

•                                          received the written disclosures and letter from Baker Tilly required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent registered public accounting firm’s communications with the audit committee concerning independence, and has discussed with Baker Tilly such firm’s independence.

Based upon its review and the considerations and discussions referenced above, the audit committee recommended to the board of directors that our audited consolidated financial statements be included in the Company’s annual report on Form 10-K, as filed with the SEC on March 16, 2020.

Submitted by the Audit Committee:

Richard S. Lochen, Jr., Chairman
Sandra L. Bodnyk
James G. Keisling
Ronald G. Kukuchka
Robert W. Naismith, Ph.D.
James B. Nicholas

The foregoing Audit Committee Report shall not be deemed to be incorporated by reference into any filing made by the Company under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, notwithstanding any general statement contained in any such filing incorporating this proxy statement by reference, except to the extent the Company incorporates such report by specific reference.

Compensation Committee

During the fiscal year ended December 31, 2019, the compensation committee of the board of directors consisted of directors Aubrey, Keisling, Lochen, Naismith and Wright.  During 2019, the compensation committee of the board of directors met two times.

The compensation committee is governed by a formal charter approved by the board of directors, a current copy of which is available via the Company’s website, psbt.com, at the “Corporate Info — Governance Documents” page under “Investor Relations.”  The primary purposes, duties and responsibilities of the compensation committee include:

•                                          review and approve the annual base salaries and annual incentive opportunities of our chief executive officer and other executive officers;

•                                          review and approve incentive awards and opportunities, including both cash-based and equity-based awards and opportunities, any employment agreements and severance arrangements, any change-in-control agreements and change-in-control provisions affecting any elements of compensation and benefits, and any special or supplemental compensation and benefits, in each case for our executive officers;

•                                          review and make recommendations to our board of directors with respect to new compensation programs;

•                                          review periodically the operation of our compensation programs;

•                                          establish and periodically review policies for the administration of compensation programs;

•                                          ensure that our compensation programs comport with our compensation philosophy;

•                                          review and make recommendations to our board of directors with respect to director compensation;

•                                          review and make recommendations to our board of directors with respect to our employee benefit plans;

•                                          administer our compensation programs, including equity incentive programs, for all employees;

•                                          review and provide guidance on our human resource programs, which may include talent review and leadership development and “best place to work” initiatives;

•                                          oversee all matters relating to the outcome of shareholder advisory votes regarding executive compensation; and

•                                          oversee risks and exposures associated with leadership assessment, and compensation programs and arrangements, including incentive plans, and reviewing and evaluating our compensation policies and practices of compensating our employees, including non-executive officers, as they relate to risk management practices and risk-taking incentives.

Compensation Committee Report

The compensation committee has reviewed and discussed with management the Compensation Discussion and Analysis that is required by the rules established by the SEC.  Based on such review and discussions, the compensation committee has recommended to the board of directors that the Compensation Discussion and Analysis be included in this proxy statement.  See “Compensation Discussion and Analysis.”

Submitted by the compensation committee:

Robert W. Naismith, Ph.D., Chairman
William E. Aubrey II
James G. Keisling
Richard S. Lochen, Jr.
Joseph T. Wright, Jr.

The foregoing Compensation Committee Report shall not be deemed to be incorporated by reference into any filing made by the Company under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, notwithstanding any general statement contained in any such filing incorporating this proxy statement by reference, except to the extent the Company incorporates such report by specific reference.

Nominations and Shareholder Communications

During the fiscal year ended December 31, 2019, Aubrey, Kukuchka, Nicholas, Stover and Wright comprised the nominating and corporate governance committee.  During 2019, the nominating and corporate governance committee of the board of directors met six times.

The nominating and corporate governance committee is governed by a formal charter approved by the board of directors, a current copy of which is available via the Company’s website, psbt.com, at the “Corporate Info — Governance Documents” page under “Investor Relations.”  The primary purposes, duties and responsibilities of the nominating and corporate governance committee include:

•                                          recommend director nominees for selection by our board of directors;

•                                          review recommendations from directors, shareholders, management, and other appropriate third parties for potential director candidates and collect and analyze information regarding their suitability;

•                                          assist our board of directors in determining the size and composition of the board and its committees, and of the board of directors and committees of our subsidiaries;

•                                          develop and make recommendations to our board of directors with respect to corporate governance guidelines and other governance policies;

•                                          develop and recommend to the Board a policy with regard to the consideration of diversity in identifying director candidates, implement any approved diversity policy, evaluate candidates in accordance with such policy, and periodically assess the effectiveness of such policy;

•                                          identify and prioritize with management significant risks that we face and recommend to our board of directors whether the full board or a particular board committee should have primary responsibility for oversight of each such identified risk;

•                                          keep apprised of requirements, trends and best practices in corporate governance;

•                                          review and make recommendations to our board of directors with respect to any proposed changes to our articles of incorporation, bylaws, or committee charters; and

•                                          develop and make recommendations to our board of directors with respect to key executive succession plans.

Nomination Process

Our nominating and corporate governance committee is responsible for recommending director nominees to our board of directors.  The board of directors will consider director candidates recommended by shareholders.  Any shareholder who wishes to recommend a director candidate for consideration may send notice to Peoples Financial Services Corp., 150 North Washington Avenue, Scranton, Pennsylvania 18503, Attention: Investor Relations Officer.  The notice should contain the information described in the section titled “Shareholder Proposals,” on page 47.

Process for Identifying and Evaluating Nominees

In selecting director candidates to be nominated for election at an annual meeting, the nominating and corporate governance committee begins by determining whether the incumbent directors whose terms expire at the meeting desire, and are qualified, to continue their service on the board.  We are of the view that the repeated service of qualified incumbents promotes stability and continuity in the boardroom, giving us the benefit of the familiarity and insight into our affairs that our directors have accumulated during their tenure.  Accordingly, it is the policy of the nominating and corporate governance committee, absent special circumstances, to nominate qualified incumbent directors who continue to satisfy the committee’s criteria for membership on the Board; who the committee believes will continue to make important contributions to the Board; and who consent to stand for re-election and, if re-elected, to continue their service on the Board.

If there are Board positions for which the committee will identify and evaluate non-incumbent directors, it will proceed as follows:

Identification.  For purposes of identifying nominees for the board of directors, the nominating and corporate governance committee relies on personal contacts of the committee and other members of the board of directors as well as its knowledge of members of the Company’s market area.  The nominating and corporate governance committee will also consider director candidates recommended by shareholders in accordance with the policy and procedures set forth above.  The nominating and corporate governance committee may use an independent search firm in identifying nominees.  However, the committee did not engage an independent search firm for this purpose during the year ended December 31, 2019 or in connection with identifying the nominees for election at the 2020 annual meeting.

Evaluation.  In evaluating potential nominees, the nominating and corporate governance committee determines whether the candidate is eligible and qualified for service on the board of directors by evaluating the candidate under the selection criteria set forth below under the heading “Minimum Qualifications” below.  In addition, the nominating and corporate governance committee may conduct a background check and may interview the candidate.  Candidates proposed by shareholders are considered under the same criteria, except that the committee may also consider the size and duration of the equity interest of the recommending shareholder in the Company and the extent to which the recommending shareholder intends to continue holding this interest.

Minimum Qualifications

Our bylaws include a mandatory retirement policy applicable to our directors.  Any director, upon reaching the mandatory retirement age of 73 years, will be permitted to serve as a director for the remainder of his or her term, after which he or she shall no longer be eligible to serve as a director.

The nominating and corporate governance committee has not adopted a specific set of minimum qualifications that must be met by nominees.  Nominees are selected on the basis of their integrity, experience, achievements, judgment, intelligence, personal character and capacity to make independent analytical inquiries, ability and willingness to devote adequate time to Board duties, and the likelihood of being able to serve on the Board for a sustained period.  In evaluating potential director nominees, our nominating and corporate governance committee will evaluate an individual’s specific qualities or skills including, but not limited to an individual’s: contributions to the range of talent, skill and expertise of the Board; financial, regulatory and business experience, knowledge of the banking and financial services industries, familiarity with the operations of public companies and ability to read and understand financial statements; familiarity with our market area and participation in and ties to local businesses and local civic, charitable and religious organizations; personal and professional integrity, honesty and reputation; ability to represent the best interests of the Company’s shareholders and the best interests of the Company and Bank; ability to devote sufficient time and energy to the performance of his or her duties; independence; and current equity holdings in the Company.  The committee also considers factors such as global experience, experience as a director of a public company, and knowledge of relevant industries.

The nominating and corporate governance committee will also consider any other factors it deems relevant, including competition, size of the board of directors, and regulatory disclosure obligations.  The nominating and corporate governance committee will also consider the extent to which a candidate helps the board of directors reflect the diversity of the Company’s shareholders, employees, customers, and communities, including with respect to characteristics such as gender, race, ethnicity and age.  We have taken steps to increase the diversity of our board, and the nominating and corporate governance committee will continue to seek opportunities to enhance board diversity in the future.

In addition, prior to nominating an incumbent director for re-election to the board of directors, the committee will consider and review an existing director’s Board and committee performance and his or her satisfaction of any minimum qualifications established by the committee.

Since January 2017, we have maintained a share ownership policy, which applies to our directors, as well as our senior executive officers.  This policy requires our directors to beneficially own our common stock in an amount equal to four times their annual retainer for board service, and allows five years from the time policy becomes applicable to them for our directors to reach compliance.

Shareholder Communications

Any shareholder who desires to send communications to our board of directors or to individual directors may do so by directing his or her communication to the following address:  Peoples Financial Services Corp., 150 North Washington Avenue, Scranton, Pennsylvania 18503, Attention: Investor Relations Officer.  All shareholder communications, other than any communications we believe may pose a security risk, will be sent directly to board members.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information concerning the ownership of shares of the common stock by each director of the Company, each “named executive officer” identified below under the heading “Executive Compensation” beginning on page 30, all directors and executive officers as a group, and any person who is known by us to own beneficially more than five percent of the issued and outstanding common stock.  Except as noted below, information is provided as of March 9, 2020.

Name	Number of Shares Beneficially Owned+		Percentage of Ownership++
William E. Aubrey II	39,000.000		*
Craig W. Best	24,929.810	(1)	*
Sandra L. Bodnyk	—
James G. Keisling	61,234.000	(2)	*
Ronald G. Kukuchka	27,402.061	(3)	*
Richard S. Lochen, Jr.	11,772.989	(4)	*
Robert W. Naismith, Ph.D.	40,951.000	(5)	*
James B. Nicholas	26,488.280	(6)	*
George H. Stover, Jr.	74,312.000	(7)	1.0%
Steven L. Weinberger	38,090.000	(8)	*
Joseph T. Wright, Jr.	31,493.735	(9)	*
John R. Anderson III	2,132.142	(10)	*
Joseph M. Ferretti	4,379.218	(11)	*
Neal D. Koplin	3,275.975	(12)	*
Thomas P. Tulaney	27,026.461	(13)	*
All directors and executive officers as a group (19 persons)	426,160.176		5.8%

BlackRock, Inc. 55 East 52nd Street New York, NY 10055	385,931.000	(14)	5.2%

+                 Any person who, directly or indirectly, through any contract, arrangement, understanding, relationship, or otherwise has or shares: voting power, which includes the power to vote, or to direct the voting of, our common stock; and/or, investment power, which includes the power to dispose, or to direct the disposition of, our common stock, is determined to be a beneficial owner of our common stock.  All shares are subject to the named person’s sole voting and investment power unless otherwise indicated.

++              Shares beneficially owned include any shares of which the holder or group has the right to acquire beneficial ownership within 60 days after March 9, 2020.  Percentage calculations are based on 7,390,216 shares outstanding at March 9, 2020, and presume that the identified holder or group acquires any such shares that the identified holder or group has the right to acquire, and that no other holders of any such rights do so.

*                 Less than 1.0 percent.

(1)         Includes 1,317.0272 shares under the Company’s employee stock ownership plan (“ESOP”) which have been allocated to Mr. Best’s account, 2,165 restricted shares and 17,226 shares in a self-directed IRA.

(2)         Includes 37,109 shares owned in a self-directed IRA and 24,125 shares in custodial accounts.

(3)         Includes 20,425.522 shares owned jointly by Mr. Kukuchka and his wife.

(4)         Includes 269.914 shares held by minor children, 6,166.075 shares owned jointly by Mr. Lochen and his wife, and 3,222 shares in a self-directed IRA.

(5)         Includes 25,204 shares owned jointly by Dr. Naismith and his wife, 409 shares owned by Dr. Naismith’s wife, and 15,338 shares in a self-directed IRA.

(6)         Includes 2,194.860 shares in a self-directed IRA, 2,868.810 shares owned by Mr. Nicholas’s wife, and 10,729 shares held in trust accounts.

(7)         Includes 74,312 shares owned jointly by Mr. Stover and his wife.

(8)         Includes 1,295 shares held in a trust account, 1,022 shares in a self-directed IRA, and 17,975 shares held in the following companies of which Mr. Weinberger has an interest:  Harold Weinberger, Inc., J. Weinberger Partners and G. Weinberger Co.

(9)         Includes 787.796 shares owned by Mr. Wright’s child.

(10)  Includes 40 shares owned jointly by Mr. Anderson and his wife and 1,416.638 shares under the ESOP which have been allocated to Mr. Anderson’s account.

(11)  Includes 2,997 shares in a 401(k) account and 375.4061 shares under the ESOP which have been allocated to Mr. Ferretti’s account.

(12)  Includes 400 shares in a self-directed IRA, 877 restricted shares and 271.2707 shares under the ESOP which have been allocated to Mr. Koplin’s account.

(13)  Includes 13,804.130 shares in a self-directed IRA, 921 restricted shares, 691.9187 shares under the ESOP which have been allocated to Mr. Tulaney’s account and 177 shares owned jointly by Mr. Tulaney and his wife.

(14)  Based solely on a Schedule 13G filed with the SEC on February 7, 2020.  Based upon the information contained in the filing, BlackRock, Inc. has sole voting and dispositive power with respect to 372,959 and 385,931 shares, respectively, and beneficially owns 385,931 shares of the Company’s common stock.  BlackRock is the beneficial owner of these holdings in its capacity as a parent holding company or control person.

Because certain hedging or monetization transactions relative to our securities may cause the interests and objectives of those persons engaged in such transactions to differ those of our shareholders generally, our board of directors has adopted a securities trading policy that prohibits our directors, officers and employees, and family members and other persons and entities under their influence or control, from engaging in any hedging or monetization transactions involving our securities.

EXECUTIVE OFFICERS AND COMPENSATION

Executive Officers

Following is information regarding our executive officers other than Craig W. Best, President and Chief Executive Officer.  Information regarding Mr. Best is included under the heading “Election of Directors — Continuing Directors — Term Expiring In 2022,” beginning on page 7, and additional information regarding the compensation of our named executive officers is included under the heading “Executive Compensation,” beginning on page 30.

Debra E. Adams, Executive Vice President, Chief Operations Officer, Chief Risk Officer and Secretary of Peoples Security Bank and Trust Company, age 65.  With the exception of her role as Chief Risk Officer, Ms. Adams has held her current position since our merger with Penseco in November 2013 and in such capacity is our principal operating officer.  Ms. Adams added the role of Chief Risk Officer in August 2019 and she will transition that role to Timothy H. Kirtley in April 2020.  Prior to the Penseco merger, Ms. Adams held various offices at Peoples Neighborhood Bank, most recently as Executive Vice President, Chief Operations Officer, and Chief Risk Officer.  She began her employment with Peoples (then known as Peoples National Bank of Susquehanna) in 1974.

John R. Anderson III, Executive Vice President and Chief Financial Officer, of Peoples Security Bank and Trust Company, age 53.  Mr. Anderson was appointed to his current position in March 2018, after serving as the Senior Vice President and Interim Principal Financial and Accounting Officer since April 2016.  Prior to that he was Vice President/Planning and Statistical Analyst, of Penn Security Bank and Trust Company since May 2011.  Prior to that he was Assistant Vice President/Financial Reporting Officer at Penn Security Bank since January 2006.

Joseph M. Ferretti, Executive Vice President and President NE Region, age 50.  Mr. Ferretti was appointed to his current position in December 2019.  Prior to that, he was Executive Vice President and Senior Lending Officer, since December 2013.  Prior to that, he served as Executive Vice President/Chief

Lending Officer of Peoples Neighborhood Bank, and Senior Vice President/Chief Credit Officer of Peoples Neighborhood Bank since 1997.

Susan L. Hubble, Executive Vice President, Chief Information Officer, age 64.  Ms. Hubble was appointed to her current position in December 2019.  Prior to that, she was Senior Vice President, Senior Information Technology Officer, since April 2019. Prior to that, she was Vice President, Information Technology Officer since July 2014.

Timothy H. Kirtley, Executive Vice President and Chief Credit Officer, age 49.  Mr. Kirtley was appointed to his current position in July 2016, and has been promoted to Executive Vice President and Chief Risk Officer effective April 2020.  Prior to joining Peoples Security Bank and Trust Company, he served as Executive Vice President and Chief Credit Officer of Peoples Bank, Marietta, Ohio from 2011 to 2016.  From 2009 to 2011, Mr. Kirtley served as Executive Vice President, Chief Credit Officer of Delaware County Bank & Trust Co., in Lewis Center, Ohio.  From 2007 to 2009, he served as Vice President, Regional Credit Officer and Commercial Real Estate for Fifth Third Bank in Columbus, Ohio.  From 1992 to 2007, Mr. Kirtley served in various commercial banking and credit risk management capacities, the most recent of which was Vice President, Regional Credit Officer, Community Banking from 2002 to 2007 for U.S. Bank, N.A. in Columbus, Ohio.

Neal D. Koplin, Senior Executive Vice President and Chief Banking Officer, age 59.  Mr. Koplin was appointed to his current position in December 2019.  Prior to that, he was Executive Vice President and Lehigh Valley Division Head since August 2014.  He served as Senior Vice President and Northern Region Manager of National Penn Bank’s Commercial Real Estate Lending Group from 2004 until joining Peoples Security Bank.  He was with National Penn Bank in various executive positions from 1982 until 2004.

Lynn M. Thiel, Executive Vice President and Chief Retail Officer, age 59.  Ms. Thiel was appointed to her current position in connection with our merger with Penseco in November 2013.  Prior to that she was Executive Vice President, Retail Banking Division Head, of Penn Security Bank and Trust Company since June 2012. Prior to that, she served as Senior Vice President, Planning & Development Division Head between 2006 and 2012; and as Vice President & Compliance Officer between 2000 and 2006.

Thomas P. Tulaney, Senior Executive Vice President and Chief Operating Officer, age 60.  Mr. Tulaney was appointed to his current position in May 2017.  In December 2018, he assumed oversight of the Bank’s Wealth Management Division.  Prior to May 2017, and since our merger with Penseco in November 2013, he served as our Executive Vice President and Chief Lending Officer, the same position he held with Penseco from March 2012.  He joined Penn Security Bank and Trust Company in April 2011 as Executive Vice President and Deputy Chief Lending Officer.  Before that, Mr. Tulaney was a Senior Executive Vice President and the Corporate Sales Division Manager of First National Community Bank, a position he held since 2008, when he was promoted from Executive Vice President.  He was an employee of First National Community Bank from 1994 to 2011.  Prior to 1994 Mr. Tulaney was a Senior Vice President of Third National Bank a division of Independence Bank Corp and a Regional Vice President of PNC Bank.

Compensation Discussion and Analysis

Overview of Objectives

The executive compensation program of Peoples is designed to provide a competitive base salary as well as to provide certain incentives to our named executive officers to effectively lead and manage the Company and its growth strategy.  Decisions regarding executive compensation are determined by the compensation committee.  In accordance with the compensation committee charter, the committee may refer any matter that it has the authority to approve, together with the committee’s report and recommendation, to the full board for approval, unless such matter is required to be approved by an independent compensation committee by applicable law, regulation or listing standard.

The compensation program is designed to support annual and long-term Company goals that create sustainable profitable growth while providing long-term value to our shareholders.  The objectives of our executive compensation programs are to:

•                                          attract, motivate and retain highly qualified executives;

•                                          link total compensation to both individual performance and the performance of the bank and holding company; and

•                                          appropriately balance short-term and long-term financial objectives, build shareholder value and reward individual, team and company performances.

We seek to pay for superior performance, both in achieving short-term goals and continuing to build a growing and sustainable financial institution on a long-term basis.

During the year ended December 31, 2019, we compensated our named executive officers, identified below, with a combination of base salary, performance-based cash incentive awards, discretionary bonus payments, time-vested and performance-vested equity awards, equity compensation through the employee stock ownership plan, or “ESOP,” and benefit plans and perquisites which the compensation committee believed were comparable to other financial institutions of similar size in our region.

Benchmarking

Periodically, the compensation committee compares our senior management compensation levels with comparable levels in industry benchmark studies and peer group data to gain a general knowledge of compensation programs in the industry.  To do so, we participate in a survey provided by L.R. Webber Associates that benchmarks salary and benefits from Pennsylvania financial institutions who participate in the survey.  The survey includes general compensation information and ranges for executives.  The results are reported by bank asset size and geographic region.  We use the survey data to compare the base salaries of our named executive positions to the range reported for those positions at other banking institutions with total asset size and geography similar to ours to determine whether we are compensating our named executive officers within the industry standard range.  For 2019, the compensation committee did not engage a compensation consultant.

The compensation committee also considers salary levels for comparable positions in industries other than the financial services industry.

Components of the Compensation Program

During 2019, our executive compensation program included four key elements: base salary, annual cash incentives, equity awards and benefit plans.

Base Salary

Base salary is the basic element of our executive compensation program and the foundation for setting targets for incentive compensation awards.  The compensation committee determines the range of base salary to offer to a new executive by evaluating the duties, complexities and responsibilities of the respective position; the level of experience required, and the compensation payable for positions having similar scope and accountability as those in a peer group of banks.

For 2019, our compensation committee reviewed each named executive officer’s individual performance, length and nature of experience and competency, and the potential for advancement in determining the amount of pay adjustments to recommend to the board of directors.  In connection with such review, the base compensation for Craig W. Best was increased from $425,000 to $439,500; Thomas P. Tulaney was increased from $275,000 to $290,000; Neal D. Koplin was increased from $240,000 to $250,000 and Joseph M. Ferretti was increased $192,507 to $199,433; and John R. Anderson III base salary was increased from $165,000 to $190,000.

Cash Incentive Plan

We maintain an annual cash incentive plan (the “Cash Incentive Plan”) pursuant to which our named executive officers have the opportunity to earn performance-based incentive payments.  Incentive compensation under the Cash Incentive Plan represents the “at risk” portion of an executive’s cash compensation subject to the achievement of performance goals.  Annually, the compensation committee sets goals for the named executive officers to achieve in order to qualify for a cash incentive payment under the Cash Incentive Plan.

The following table provides information concerning the Cash Incentive Plan awards to our named executive officers during the year ended December 31, 2019:

Named Executive Officer	Target/Maximum Cash Incentive Plan Payment (% of base salary)	Target/Maximum Cash Incentive Plan Payment ($)
Craig W. Best	35%	153,825
Thomas P. Tulaney	35%	101,500
Neal D. Koplin	30%	75,000
Joseph M. Ferretti	20%	39,887
John R. Anderson III	25%	47,500

The Cash Incentive Plan rewards the attainment of company-wide performance goals, including growth in assets, loans, deposits, revenues and earnings per share, efficiency and asset quality, as well as individual performance goals.  Our objective is to drive superior annual performance at both the company and individual levels.  Performance goals for our Chief Executive Officer are set solely by the compensation committee, and performance goals for our other named executive officers are typically set by the compensation committee upon the recommendation of our Chief Executive Officer.  Performance goals are typically communicated to officers during the first quarter of the year, and achievement of goals is evaluated by the compensation committee after year-end.

The following table sets forth the 2019 company performance goals, actual performance and achievement of company performance goals.

Performance Measure	2019 Performance Goal	2019 Actual Performance	Weighting of Goal (% of Total Potential Payment)	Earned
EPS Growth ($)	3.55	3.48	35	—
Revenue Growth ($000)	89,885	90,633	10	10
Expense to Asset Ratio (%)	2.36	2.37	10	—
Loan Growth ($000)	1,966,638	1,938,240	10	—
Deposit Growth ($000)	1,958,313	1,971,489	10	10
Asset Growth ($000)	2,476,043	2,475,327	10	—
Asset quality
Non-performing loans/Avg. loans +OREO (%)	.53	.54	7.5	—
Net charge-offs/average loans (%)	.10	.26	7.5	—
Total			100	20

Additional details regarding the Cash Incentive Plan awards are included in the 2019 Summary Compensation and Grants of Plan-Based Awards tables and the accompany narrative disclosure beginning on page 30.

Equity Awards

In March 2019, the compensation committee granted equity awards as part of its incentive compensation program.  The compensation committee approved a mix of long-term equity incentives with the majority consisting of performance-vested restricted stock units (RSUs) (70% of the total equity award) and the remainder consisting of time-vested restricted stock (30% of the total equity award).  This design is intended to represent best practice and provide long-term incentive opportunity that rewards long-term, sustained performance, is aligned with shareholder interests and promotes the long-term success of the Company.

Performance-vested RSUs vest over a three-year cumulative performance period beginning January 1, 2019 and ending December 31, 2021.  The potential number of shares that can vest ranges from 0% to 150% of the target levels depending on achievement of 3-year Cumulative Earnings Per Share (EPS) and cumulative Average Return on Equity (ROE) goals set by the compensation committee.  These goals were selected to represent performance drivers that align with shareholder value.  In order to vest, performance must be at or above the threshold performance set by the compensation committee.

Time-vested restricted stock vests over three years subject to the executive officer’s continued employment by us.  This component reinforces our goal of equity ownership, shareholder alignment and provides additional retention value for our executive officers.

Below is a summary of the 2019 grants issued to the named executive officers.

	Performance-Vested RSUs		Restricted Stock
Executive	Target Units (#)	Grant Value(1)	Shares (#)	Grant Value(1)
Craig W. Best	2,376	$107,633	1,019	$46,161
Thomas P. Tulaney	1,120	$50,736	480	$21,744
Neal D. Koplin	966	$43,760	414	$18,754
Joseph M. Ferretti	752	$34,066	322	$14,587
John R. Anderson III	734	$33,250	315	$14,270

(1)         Grant values based on the $45.30 per share closing price of our common stock on the grant date of March 26, 2019.

Clawback Agreements

Pursuant to the terms of the Cash Incentive Plan, all executives are subject to a clawback provision.  The clawback provision allows us to recover any overpayment under the Cash Incentive Plan in the event that we are required to restate our financial statements because of any material noncompliance with a financial reporting requirement.  If within the previous three years a participant received an award based upon erroneous data, the participant is required to return any amount received in excess of what would have been paid to the participant under the accounting restatement.  In the event that the restatement is due to a participant’s misconduct or fraudulent activity, then the participant is required to return the entire amount received based upon the erroneous data.  Mr. Best has a substantially similar provision included in his employment agreement.  In addition, since January 2017, we have maintained a compensation recoupment policy, which applies to all executive officers who receive cash or equity incentive awards.  Under this policy, if we restate our financial statements or determine that any performance metric or metrics pursuant to which incentive compensation was awarded was materially inaccurate, we will require each current or former executive officer who received incentive compensation within the preceding three years to reimburse us to the extent that the incentive compensation received exceeded that which would have been paid if it were based upon the financial statements as so restated or upon the accurate performance metric or metrics.

Benefits

ESOP.  We maintain an employee stock ownership plan, or “ESOP,” as a long-term incentive to focus executives on long-term value creation.  The ESOP covers substantially all employees who meet the eligibility requirements and is intended to incentivize and reward all employees, including the named executive officers, based upon our long-term success as measured by shareholder return.

401(k) Plan.  We maintain a profit sharing plan, the Peoples Security 401(k) Plan, under the provisions of Section 401(k) of the Internal Revenue Code in an effort to provide employees with a means and an incentive to save for retirement and also to provide tax-deferred compensation, not to exceed the amounts allowed under the Internal Revenue Code.  All named executive officers participate in the Peoples Security 401(k) Plan on the same basis as other employees participating in the plan.

Pension Plan.  The Company also maintains the Employees’ Pension Plan, a legacy defined benefit pension plan assumed in connection with our merger with Penseco in November 2013, which was amended in June 2008 to cease benefit accruals.

Health and Welfare Benefits.  Named executive officers participate in the Company’s other benefit plans on the same terms as other employees.  These plans include medical, dental, vision, disability, life insurance and flex spending account benefits and are standard in the industry.

Supplemental Employee Retirement Plans.  Peoples maintain supplemental employee retirement plans, or “SERPs,” for certain executive officers, including Messrs. Tulaney, Koplin and Ferretti the primary intent of which is retention.  Under their respective SERPs, Messrs. Tulaney, Koplin and Ferretti are eligible to receive certain retirement benefits that accrue based on their service to the Company and are payable at retirement, or earlier under a qualifying termination of employment.  See additional discussion below under the heading “Pension Benefits.”

Deferred Compensation Plans.  We also maintain the “Executive Deferred Compensation Plan” and “Deferred Compensation Plan No. 2” under which we make certain contributions for Mr. Best.  See additional discussion below under the heading “Nonqualified Deferred Compensation.”

Chief Executive Officer Supplemental Retirement Benefits.  We provide our Chief Executive Officer with certain retirement benefits under an Excess Benefit Plan which we assumed in connection with our merger with Penseco in November 2013.  This plan provides Mr. Best with additional benefits in excess of those accrued under the 401(k) Plan and ESOP due to the limit on compensation contained in Section 401(a)(17) of the Internal Revenue Code.  See additional discussion below under the heading “Nonqualified Deferred Compensation.”

Split Dollar Insurance Agreements.  We provide split-dollar life insurance to Mr. Best.  See additional discussion below under the headings “Craig W. Best Employment Agreement.”  We also have a $10,000 split-dollar life insurance arrangement with Mr. Ferretti.

Perquisites

The compensation committee regularly reviews our executive perquisites and believes they are appropriate and modest when compared to peers and are necessary to attract and retain high-caliber talent.  During 2019, we provided a vehicle allowance or use of a company vehicle to Messrs. Best, Tulaney and Koplin, as they are required to entertain business clients or otherwise travel in connection with their duties.  The compensation committee also believes that country clubs can serve as appropriate forums for building client relationships and for community interaction.  We reimburse Messrs. Best, Tulaney, Koplin, Ferretti and Anderson for the cost of country and dining club memberships.

The Role of Management in Determining Compensation

For 2019, our compensation committee set performance goals, including company-wide performance goals under the Cash Incentive Plan and the equity incentive awards.  The compensation committee did not set additional individual performance goals for the Chief Executive Officer, believing that the Chief Executive Officer should be evaluated on the basis of company performance.  Individual performance goals for our other named executive officers were set by the compensation committee upon the recommendation of our Chief Executive Officer.  Our Chief Executive Officer reviewed each of the other named executive officer’s annual performance, discussed the performance review with the compensation committee, and made recommendations to the compensation committee with respect to the compensation of the other named executive officers.  Our Chief Executive Officer does not participate in discussions on his own compensation.

The Role of the Compensation Committee

In accordance with the compensation committee charter, among other things, the compensation committee is responsible for the review and approval of our named executive officers’ base salaries and incentive opportunities, the administration of our benefit plans, and the recommendation to our board of directors of new compensation programs or changes in existing compensation programs.  The committee may refer any matter that it has the authority to approve, together with the committee’s report and recommendation, to the full board for approval, unless such matter is required to be approved by an independent compensation committee by applicable law, regulation or listing standard.  As a matter of practice, the committee routinely refers key items pertaining to executive compensation, such as base salary increases, the size and performance targets associated with awards under the Cash Incentive Plan and equity incentives, and the offering of special retirement agreements, to the board with recommendation of the committee.

Operating within the framework of duties and responsibilities established by the board, the compensation committee’s role is to assure our compensation strategy is aligned with the long-term interests of our shareholders; our compensation structure is fair and reasonable; and compensation reflects both corporate and individual performance.

Compensation Committee Consultants

The compensation committee’s charter provides that the compensation committee shall be directly responsible for the appointment, compensation and oversight of the work of any compensation consultant, legal counsel and other adviser retained by the compensation committee.  The Company must provide for appropriate funding, as determined by the compensation committee, for payment of reasonable compensation to a compensation consultant, legal counsel or any other adviser retained by the compensation committee.  Prior to engaging any compensation consultant, legal counsel or other adviser (other than in-house legal counsel), the compensation committee must conduct an independence assessment with respect to such adviser.  The compensation committee did not engage a compensation consultant during 2019 or with respect to 2019 compensation.

Accounting and Tax Treatments

All elements of compensation generate charges to earnings under generally accepted accounting principles (GAAP).  Generally, no adjustment is made to compensation based on accounting factors, but the tax effects of various types of compensation are considered.  In administering our executive compensation program, the Company takes into account the tax deductibility of the compensation, including as applicable, Section 162(m) of the Internal Revenue Code.  Although our intent is to maximize the deductibility of compensation, under certain circumstances that are in the best interest of the Company and our shareholders, the compensation committee may authorize compensation that is not deductible if it is determined to be appropriate.

Company Stock Ownership

We believe that it is important that our named executive officers and directors own shares of our common stock.  Since January 2017, we have maintained a share ownership policy, which is applicable to our executive officers and directors.  Under the terms of the policy, executive officers who receive equity incentive awards are expected to beneficially own shares of our common stock having a fair market value equal to or greater than twice their respective annual base salaries, and have five years to achieve compliance.  In addition, under the terms of Mr. Best’s employment agreement, his failure to own shares of our common stock having a fair market value equal to or greater than his annual base salary would be “cause” for termination.

Severance and Change in Control Benefits

We recognize that an important consideration in our ability to attract, retain and motivate key personnel is our ability to minimize the impact on our management team of the possible disruption associated with our exploration of strategic opportunities.  Accordingly, we believe that it is in our best interest and the best interest of our shareholders to provide certain key personnel with reasonable financial arrangements in the event of termination of employment following a change in control or involuntary termination of employment for reasons other than “cause” so that they are able to focus fully on the merits of any potential change in control situation without undue concern for the loss of their jobs.  All of our named executive officers with employment agreements have provisions in their respective agreements that provide for certain benefits in the event of voluntary or involuntary termination following a change in control transaction.  These provisions, along with certain benefits estimates, are described under the heading “Other Potential Post-Termination Benefits” below and under the headings “Craig W. Best Employment Agreement,” “Thomas P. Tulaney Employment Agreement,” “Neal D. Koplin Employment Agreement” and “Joseph M. Ferretti Employment Agreement.”  Mr. Anderson does not have an employment agreement but is covered by a severance policy applicable to our employees generally.

Many of the plans that we maintain and in which our named executive officers participate include provisions which accelerate vesting or payment of benefits upon a change in control and are described under the heading “Other Potential Post-Termination Benefits” below.

Compensation Risk Assessment

Our executive compensation program and policies are driven by our business environment and designed to enable us to achieve our mission and adhere to our values.  The compensation committee and senior management evaluate the relationship between risk and reward as it relates to our executive compensation program.  Our compensation committee has determined that the structure of our executive compensation programs does not put our shareholders or the Company at any material risk.

Executive Compensation

Our principal executive officer is Craig W. Best, President and Chief Executive Officer, and our principal financial officer is John R. Anderson III, Executive Vice President and Chief Financial Officer.  Messrs. Best and Anderson, together with Thomas P. Tulaney, Neal D. Koplin and Joseph M. Ferretti, are referred to in this proxy statement as our “named executive officers.”  The following tables and narratives set forth certain information regarding the compensation of our named executive officers.

2019 Summary Compensation Table

						Change in
						Pension Value
						and
						Nonqualified
					Non-Equity	Deferred
				Stock	Incentive Plan	Compensation		All Other
		Salary	Bonus	Awards	Compensation	Earnings		Compensation		Total
Name and Principal Position	Year	($)	($)	($)(1)	($)	($)		($)		($)
Craig W. Best	2019	439,500	—	207,701	—	14,695		158,277	(2)	820,173
President and	2018	425,000	—	200,831	119,000	—	(3)	167,812		912,643
Chief Executive Officer	2017	425,000	31,000	200,810	119,000	6,732		151,711		934,253

Thomas P. Tulaney	2019	290,000	—	97,848	—	133,117		32,738	(4)	553,703
Senior Executive Vice President	2018	275,000	14,688	102,264	66,000	126,638		41,711		626,301
and Chief Operating Officer	2017	275,000	33,250	83,352	66,000	120,475		35,413		613,490

Neal D. Koplin	2019	250,000	—	84,349	—	58,782		28,209	(5)	421,340
Senior Executive Vice President	2018	240,000	—	80,974	45,900	56,480		42,409		465,763
and Chief Banking Officer	2017	240,000	36,000	80,983	48,000	40,905		36,392		482,280

Joseph M. Ferretti	2019	199,433	21,027	65,685	8,973	12,519		32,608	(6)	340,245
Executive Vice President
and President NE Region

John R. Anderson III	2019	190,000	9,562	64,100	15,438	14,136		21,504	(7)	314,740
Executive Vice President and	2018	165,000	—	—	23,760	—	(3)	16,973		205,733
Chief Financial Officer	2017	150,705	10,000	—	24,113	5,889		12,995		203,702

(1)         The entries in the stock awards column reflect the grant date fair value of awards of time-vested restricted stock and performance-vested restricted stock units, as calculated for financial statement reporting purposes in accordance with Accounting Standards Codification (ASC) No. 718, Compensation—Stock Compensation.  See Notes 1 and 15 of the Notes to Consolidated Financial Statements for the fiscal year ended December 31, 2019 for a discussion of the relevant assumptions used to determine the valuation of our stock awards for accounting purposes.  The value of the performance-vested restricted stock units at the grant date assumes that the maximum level of performance conditions will be achieved.

(2)         For 2019, includes $16,710 contribution to the Excess Benefit Plan; $26,000 matching contribution to the Executive Deferred Compensation Plan; $80,000 contribution to Deferred Compensation Plan No. 2; country club memberships $11,370; automobile allowance $6,668; 401(k) safe harbor contribution of $8,400; 401(k) match $8,400 and life insurance $729.

(3)         Change in pension value in 2018 was negative $551 for Mr. Best and negative $1,349 for Mr. Anderson.

(4)         For 2019, includes country club membership $13,080; automobile allowance $2,858; 401(k) safe harbor $8,400 and 401(k) match $8,400.

(5)         For 2019, includes country club membership $10,212; automobile allowance $1,197; 401(k) safe harbor $8,400 and 401(k) match $8,400.

(6)         For 2019, includes country club membership $8,663; automobile allowance $9,000; 401(k) safe harbor $6,969; 401(k) match $6,969; ESOP $1,000 and life insurance $7.

(7)         For 2019, includes country club membership $7,680; 401(k) safe harbor $6,412; 401(k) match $6,412 and ESOP $1,000.

Grants of Plan-Based Awards

The following table provides information concerning grants of plan-based awards made to our named executive officers during the year ended December 31, 2019.

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of	Grant Date Fair Value of Stock
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)	Stock (#)	Awards ($)(1)
Craig W. Best	3/26/2019	—	153,825	153,825
	3/26/2019				1,188	2,376	3,566		161,540
	3/26/2019							1,019	46,161

Thomas P. Tulaney	3/26/2019	—	101,500	101,500
	3/26/2019				560	1,120	1,680		76,104
	3/26/2019							480	21,744

Neal D. Koplin	3/26/2019	—	75,000	75,000
	3/26/2019				482	966	1,448		65,594
	3/26/2019							414	18,754

Joseph M. Ferretti	3/26/2019	—	39,887	39,887
	3/26/2019				376	752	1,128		51,098
	3/26/2019							322	14,587

John R Anderson	3/26/2019	—	47,500	47,500
	3/26/2019				366	734	1,100		49,830
	3/26/2019							315	14,270

(1)         Grant date values based on the maximum payoff of equity incentive plan awards and the closing prices of $45.30 per share of our common stock on the grant date of March 26, 2019.

The table above includes the fiscal 2019 threshold, target and maximum payouts designated under our Cash Incentive Plan, the threshold, target and maximum payouts designated under performance-vested restricted stock units issued under the 2017 Equity Incentive Plan, and the number of time-vested restricted stock awards issued under the 2017 Equity Incentive Plan.

Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards Table

With respect to the Cash Incentive Plan, the target and maximum payout for Mr. Tulaney was set by the compensation committee at 35 percent of his base salary; for Mr. Koplin, at 30 percent of his base salary; for Mr. Ferretti at 20 percent of his base salary and for Mr. Anderson at 25 percent of his base salary.  The target and maximum payout for Mr. Best was set by the compensation committee at 35 percent of his base salary.  As described above in “Compensation Discussion and Analysis,” based on 2019 performance, only two of the eight Company performance goals were achieved, with only 20 percent weighted achievement.  A number of the Company performance goals that were missed were missed as a result of elevated loan charge-offs.  Due to the overall Company performance level, Messrs. Best, Tulaney and Koplin did not receive 2019 incentive payments under the Cash Incentive Plan.

With respect to the equity awards, the compensation committee approved a mix of long-term equity incentives with the majority consisting of performance-vested restricted stock units (RSUs) (70% of the total equity award) and the remainder consisting of time-vested restricted stock (30% of the total equity award).  As described above in “Compensation Discussion and Analysis,” the performance-vested RSUs vest over a three-year cumulative performance period beginning January 1, 2019 and ending December 31, 2021.  The potential number of shares that can vest ranges from 0% to 150% of the target levels depending on achievement of 3-year Cumulative Earnings Per Share (EPS) and cumulative Average Return on Equity (ROE) goals set by the compensation committee.

We are a party to employment agreements with certain of our named executive officers, which are described in the following sections.  These employment agreements control many aspects of the compensation of our named executive officers.

Craig W. Best Employment Agreement

We are party to an amended and restated employment agreement with our President and Chief Executive Officer, Craig W. Best dated January 3, 2011, as amended as of December 31, 2015 (the “Best Employment Agreement”).

The Best Employment Agreement provided for an annual base salary, which is subject to annual review by the compensation committee.  In 2019, Mr. Best’s annual base salary was increased to $439,500.  In the event of an across-the-board salary reduction affecting all of the Company’s management employees, we may decrease Mr. Best’s base salary.

The Best Employment Agreement also provides that Mr. Best will be eligible to:

•                                          receive an annual cash incentive payment equal to a percentage of his base salary, which percentage will be determined by the compensation committee from time to time;

•                                          participate in certain deferred compensation plans maintained by the Company; and

•                                          participate in our long-term incentive equity-based compensation plans.

Under the Best Employment Agreement, the Company agreed to purchase and maintain a term life insurance policy with a death benefit of $500,000 payable upon Mr. Best’s death.  The Company also agrees to provide Mr. Best with the use of an automobile, along with reasonable insurance and maintenance costs, as well as reimbursement for country and dining club memberships and reasonable business expenses.

The Best Employment Agreement provides that any “excess annual incentive cash payments” and “excess long-term incentive awards” (each as defined in the Best Employment Agreement) paid to Mr. Best are subject to clawback provisions in the incentive plans pursuant to which the board of directors may request reimbursement for such payments from Mr. Best in the event that the Bank’s financial statements are the subject of a restatement that is required by applicable law.

Mr. Best’s employment is on an “at will” basis, and each of the Company, the Bank and Mr. Best may terminate the Employment Agreement at any time and for any reason (subject to Mr. Best’s right to any severance payments).  Under the Best Employment Agreement, and in the event that Mr. Best’s employment is terminated involuntarily without “Cause” (as defined in the Best Employment Agreement) or voluntarily for “Good Reason” (as defined in the Best Employment Agreement), we are obligated to, among other things, make monthly payments to Mr. Best for two (2) years following the termination equal to the sum of 1/12th of Mr. Best’s base salary at the time of termination and 1/12th of the average annual bonus paid in the three calendar years ending before the date of termination, make monthly payments equal to the amount of the COBRA continuation premium for a period of two (2) years following termination and pay up to $30,000 to an outplacement firm of Mr. Best’s choice for outplacement services.  In the event that Mr. Best is terminated without “Cause” or resigns for “Good Reason” within three (3) years following a “Change of Control” (as defined in the Best Employment Agreement), he will be entitled to the salary and bonus payments described above for a period of three (3) years following termination (in lieu of two (2) years) and monthly payments equal to the amount of the

COBRA “applicable premium” for a period of three (3) years following termination (in lieu of two (2) years).  Payment of severance under the Best Employment Agreement is in each case contingent upon Mr. Best’s execution and delivery of a release agreement to the Company and the Bank.

The Best Employment Agreement contains customary confidentiality and restrictive covenant provisions. For a period of 12 months following termination of employment for any reason, Mr. Best has agreed that he will not: (1) solicit customers, potential customers or suppliers for or on behalf of a competing business (as defined under the Best Employment Agreement); (2) recruit employees of the Bank or Company for a competing business; or (3) serve as a director, officer, employee or investor in a competing business.

Thomas P. Tulaney Employment Agreement

We are party to an employment agreement with our Senior Executive Vice President, Chief Operating Officer, Thomas P. Tulaney, dated May 30, 2012 (the “Tulaney Employment Agreement”). The initial term of the Tulaney Employment Agreement ended on May 29, 2016.  The term renews automatically for subsequent one-year terms unless either party terminates the agreement earlier in accordance with the provisions of the Tulaney Employment Agreement.

The Tulaney Employment Agreement provides for an annual base salary, which is subject to annual review by the compensation committee.  In 2019, Mr. Tulaney’s annual base salary was increased to $290,000.  In the event of an across-the-board salary reduction affecting all of the Company’s management employees, we may decrease Mr. Tulaney’s base salary.  The Tulaney Employment Agreement also provides that Mr. Tulaney will be eligible to:

•                                          receive an annual cash incentive payment targeted at 30 percent of his base salary, with the actual payment based on achievement of corporate and individual performance goals, as determined by the compensation committee from time to time;

•                                          participate in his SERP arrangement; and

•                                          participate in our long-term incentive equity-based compensation plans.

Under the Tulaney Employment Agreement, in the event that Mr. Tulaney’s employment is terminated without “Cause” (as defined in the Tulaney Employment Agreement) or he voluntarily resigns for “Good Reason” (as defined in the Tulaney Employment Agreement), we are obligated to, among other things, make monthly payments to Mr. Tulaney for one (1) year following the termination equal to sum of 1/12th of Mr. Tulaney’s base salary at the time of termination and 1/12th of the average incentive payment that Mr. Tulaney had received in the immediately preceding three (3) years, and make monthly COBRA continuation premium payments for eighteen (18) months. In the event that Mr. Tulaney is terminated without “Cause” or he resigns with “Good Reason” within two (2) years following a Change of Control (as defined in the Tulaney Employment Agreement), he will be entitled to the salary and incentive payments described above for a period of two (2) years following termination (in lieu of one (1) year) and COBRA continuation premium payments for two (2) years (in lieu of eighteen (18) months).  Payment of severance under the Tulaney Employment Agreement is in each case contingent upon Mr. Tulaney’s execution and delivery of a release agreement to the Company and the Bank.

The Tulaney Employment Agreement contains customary confidentiality and restrictive covenant provisions.  For a period of 12 months following termination of employment for any reason other than in connection with a Change of Control (in which case the applicable period is 24 months), Mr. Tulaney has agreed that he will not: (1) solicit customers, potential customers or suppliers for or on behalf of a competing business (as defined under the agreement); (2) recruit employees of the Bank or Company for a competing business; or (3) serve as a director, officer, employee or investor, or otherwise engage, in a completing business.

Neal D. Koplin Employment Agreement

We are party to an employment agreement dated August 27, 2014, with Neal D. Koplin, our Senior Executive Vice President and Chief Banking Officer (the “Koplin Employment Agreement”).  The initial term of the Koplin Employment Agreement will ended on August 11, 2017.  The term renews automatically for subsequent one-year terms unless either party terminates the agreement earlier in accordance with the provisions of the Koplin Employment Agreement.

Mr. Koplin’s annual base salary was increased to $250,000 in 2019.  The Koplin Employment Agreement also provides that Mr. Koplin will be eligible to:

•                                          receive an annual cash incentive payment targeted at 25 percent of his base salary, with the actual payment based on achievement of corporate and individual performance goals, as determined by the compensation committee from time to time;

•                                          participate in his SERP arrangement; and

•                                          participate in our long-term incentive equity-based compensation plans.

Under the Koplin Employment Agreement, in the event that Mr. Koplin’s employment is terminated without “Cause” (as defined in the Koplin Employment Agreement), we are obligated to, among other things, make monthly payments to Mr. Koplin for one (1) year following the termination equal to 1/12th of Mr. Koplin’s base salary at the time of termination. In the event that Mr. Koplin is terminated within 24 months following a Change of Control (as defined in the Koplin Employment Agreement) or resigns for Good Reason (as defined in the Koplin Employment Agreement), he will be entitled to the salary payments described above for a period of three (3) years following termination (in lieu of one (1) year).  Payment of severance under the Koplin Employment Agreement is in each case contingent upon Mr. Koplin’s execution and delivery of a release agreement to the Company and the Bank.

The Koplin Employment Agreement contains customary confidentiality and non-solicitation provisions.  For a period of 12 months following termination of employment for any reason other than in connection with a Change of Control (in which case the applicable period is 36 months), Mr. Koplin has agreed that he will not solicit customers, potential customers or suppliers for or on behalf of a competing business (as defined under the agreement), and will not recruit employees of the Bank or Company for a competing business.

The Company also agrees to provide Mr. Koplin with a monthly automobile allowance, currently satisfied by the Company’s providing Mr. Koplin use of a Company-owned automobile, as well as reimbursement for a country club membership and reasonable business expenses.

Joseph M. Ferretti Employment Agreement

We are party to an employment agreement dated December 1, 2013 with Joseph M. Ferretti, our Executive Vice President and President NE Region (the “Ferretti Employment Agreement”).  The Ferretti Employment Agreement is automatically extended on each annual anniversary date to provide for a three-year term unless either party provides notice of non-renewal in accordance with the provisions of the Ferretti Employment Agreement.

The Ferretti Employment Agreement provides for an annual base salary, which is subject to annual review by the compensation committee.  In 2019, Mr. Ferretti’s annual base salary was increased to $199,433.  In the event of an across-the-board salary reduction affecting all of the Company’s management employees, we may decrease Mr. Ferretti’s base salary.  The Ferretti Employment Agreement also provides that Mr. Ferretti will be eligible to:

•                                          receive an annual cash incentive payment targeted at 20 percent of his base salary, with the actual payment based on achievement of corporate and individual performance goals, as determined by the compensation committee from time to time; and

•                                          participate in his SERP arrangement.

Under the Ferretti Employment Agreement, in the event that Mr. Ferretti’s employment is terminated without “Cause” (as defined in the Ferretti Employment Agreement) or he voluntarily resigns for “Good Reason” (as defined in the Ferretti Employment Agreement), we are obligated to, among other things, make monthly payments to Mr. Ferretti for one (1) year following the termination equal to sum of 1/12th of Mr. Ferretti’s base salary at the time of termination and 1/12th of the average incentive payment that Mr. Ferretti had received in the immediately preceding three (3) years, and make monthly COBRA continuation premium payments for eighteen (18) months.  In the event that Mr. Ferretti is terminated without “Cause” or he resigns with “Good Reason” within two (2) years following a Change of Control (as defined in the Ferretti Employment Agreement), he will be entitled to the salary and incentive payments described above for a period of two (2) years following termination (in lieu of one (1) year) and COBRA continuation premium payments for two (2) years (in lieu of eighteen (18) months).  Payment of severance under the Ferretti Employment Agreement is in each case contingent upon Mr. Ferretti’s execution and delivery of a release agreement to the Company and the Bank.

The Ferretti Employment Agreement contains customary confidentiality and restrictive covenant provisions.  For a period of 12 months following termination of employment for any reason other than in connection with a Change of Control (in which case the applicable period is 24 months), Mr. Ferretti has agreed that he will not: (1) solicit customers, potential customers or suppliers for or on behalf of a competing business (as defined under the agreement); (2) recruit employees of the Bank or Company for a competing business; or (3) serve as a director, officer, employee or investor, or otherwise engage, in a completing business.

Outstanding Equity Awards at Fiscal Year End

The following table sets forth information concerning equity awards outstanding as of December 31, 2019.

Name	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)(7)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)(6)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(7)
Craig W. Best(1)	2,057	103,570	4,714	237,350

Thomas P. Tulaney(2)	974	49,041	2,310	116,309

Neal D. Koplin(3)	832	41,891	1,908	96,068

Joseph M. Ferretti(4)	538	27,088	1,508	75,928

John R. Anderson III(5)	315	15,860	734	36,957

(1)         Mr. Best’s outstanding equity awards consist of 370 shares of restricted stock, subject to vesting in one annual installment on March 13, 2020; 668 shares of restricted stock, subject to vesting in two annual installments on April 11, 2020 and 2021; 1,019 shares of restricted stock, subject to vesting in three annual installments on March 26, 2020, 2021 and 2022; 2,338 unearned performance-vested restricted stock units that would be earned for achieving target performance goals over a three-year period ending December 31, 2020; and 2,376 unearned performance-vested restricted stock units that would be earned for achieving target performance goals over a three-year period ending December 31, 2021.

(2)         Mr. Tulaney’s outstanding equity awards consist of 154 shares of restricted stock, subject to vesting in one annual installment on March 13, 2020; 340 shares of restricted stock, subject to vesting in two annual installments on April 11, 2020 and 2021; 480 shares of restricted stock, subject to vesting in three annual installments on March 26, 2020, 2021 and 2022; 1,190 unearned performance-vested restricted stock units that would be earned for achieving target performance goals over a three-year period ending December 31, 2020; and 1,120 unearned performance-vested restricted stock units that would be earned for achieving target performance goals over a three-year period ending December 31, 2021.

(3)         Mr. Koplin’s outstanding equity awards consist of 149 shares of restricted stock, subject to vesting in one annual installment on March 13, 2020; 269 shares of restricted stock, subject to vesting in two annual installments on April 11, 2020 and 2021; 414 shares of restricted stock, subject to vesting in three annual installments on March 26, 2020, 2021 and 2022; 942 unearned performance-vested restricted stock units that would be earned for achieving target performance goals over a three-year period ending December 31, 2020; and 966 unearned performance-vested restricted stock units that would be earned for achieving target performance goals over a three-year period ending December 31, 2021.

(4)         Mr. Ferretti’s outstanding equity awards consist of 216 shares of restricted stock, subject to vesting in two annual installments on April 11, 2020 and 2021; 322 shares of restricted stock, subject to vesting in three annual installments on March 26, 2020, 2021 and 2022; 756 unearned performance-vested restricted stock units that would be earned for achieving target performance goals over a three-year period ending December 31, 2020; and 752 unearned performance-vested restricted stock units that would be earned for achieving target performance goals over a three-year period ending December 31, 2021.

(5)         Mr. Anderson’s outstanding equity awards consist of 315 shares of restricted stock, subject to vesting in three annual installments on March 26, 2020, 2021 and 2022; and 734 unearned performance-vested restricted stock units that would be earned for achieving target performance goals over a three-year period ending December 31, 2021.

(6)         These amounts reflect a portion of the unvested RSUs that may become vested based on the actual performance over the applicable performance periods.  For purposes of calculating the amounts set forth in the table and based on performance through December 31, 2019, it is assumed that the RSUs will be earned at target; however, the number of shares actually earned will depend upon actual performance over the applicable performance periods.

(7)         Market value is based on a closing price of $50.35 per share of our common stock on December 31, 2019.

Stock Vested

The following table sets forth information concerning restricted stock that vested during the fiscal year ended December 31, 2019.

Name	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Craig W. Best	705	31,140	(1)
Thomas P. Tulaney	323	14,254	(2)
Neal D. Koplin	285	12,589	(3)
Joseph M. Ferretti	108	4,726	(4)

(1)         Mr. Best’s restricted stock awards consist of 705 shares; 371 shares of restricted stock based on the closing price of $44.54 per share of our common stock on the vesting date, March 13, 2019, and 334 shares of restricted stock based on the closing price of $43.76 per share of our common stock on the vesting date, April 11, 2019.

(2)         Mr. Tulaney’s restricted stock awards consist of 323 shares; 153 shares of restricted stock based on the closing price of $44.54 per share of our common stock on the vesting date, March 13, 2019, and 170 shares of restricted stock based on the closing price of $43.76 per share of our common stock on the vesting date, April 11, 2019.

(3)         Mr. Koplin’s restricted stock awards consist of 285 shares; 150 shares of restricted stock based on the closing price of $44.54 per share of our common stock on the vesting date, March 13, 2019, and 135 shares of restricted stock based on the closing price of $43.76 per share of our common stock on the vesting date, April 11, 2019.

(4)         Mr. Ferretti’s restricted stock awards consist of 108 shares of restricted stock based on the closing price of $43.76 per share of our common stock on the vesting date, April 11, 2019.

The following table sets forth information concerning performance-vested restricted stock units that vested during the fiscal year ended December 31, 2019.

Name	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(1)
Craig W. Best	3,159	159,056
Thomas P. Tulaney	1,311	66,009
Neal D. Koplin	1,273	64,096

(1)         Based on the closing price of $50.35 per share of our common stock on the vesting date, December 31, 2019.

Pension Benefits

The following table sets forth information concerning our plans that provide for payments or other benefits at, following, or in connection with, retirement for each of the named executive officers.

Name	Plan Name	Number of Years of Credited Service (#)(1)	Present Value of Accumulated Benefit ($)(2)	Payment During Last Fiscal Year ($)(3)
Craig W. Best	Penseco Employees’ Pension Plan	3	102,655	—
John R. Anderson III	Penseco Employees’ Pension Plan	18	78,731	—
Thomas P. Tulaney	Executive Supplemental Retirement Plan	8	869,377	—
Neal D. Koplin	Executive Supplemental Retirement Plan	3	156,167	—
Joseph M. Ferretti	Executive Supplemental Retirement Plan	6	63,222	—

(1)         Represents the number of benefit years of service credited to the executive officer under the plan, computed as of the same pension plan measurement date used for financial statement reporting purposes with respect to the registrant’s audited financial statements for the last completed fiscal year.  The Penseco Employees’ Pension Plan was frozen as of June 2008, and no additional years of services are being credited under such plan.

(2)         Reflects the actuarial present value of the named executive officer’s accumulated benefit under the plan(s), computed as of the same measurement date used for financial statement reporting purposes with respect to the registrant’s audited financial statements for the last completed fiscal year.

(3)         Represents the dollar amount of any payments and benefits paid to the named executive officer during the 2019 fiscal year.

The information in the foregoing table for Messrs. Best and Anderson includes information related to the Penseco Employees’ Pension Plan, a qualified defined benefit retirement plan.  As of June 2008, no further benefits are being accrued in this plan.  The plan provided for fixed benefits payable for life upon retirement at the age of 65, based on length of service and compensation levels as defined in the plan.  The information in the table has been determined using interest rate and mortality rate assumptions consistent with those used in the preparation of the Company’s financial statements.  Messrs. Best and Anderson participate in the Employees’ Pension Plan on the same basis as all other former Penseco employees who were participants as of June 2008, and receive only those benefits that are available to all such other employees.

Under his SERP arrangement, Mr. Tulaney is eligible to earn a benefit of $114,600 per year commencing upon his retirement at age 65 and continuing for twenty years.  Mr. Tulaney may receive lesser or equal benefits upon a qualifying termination of employment that occurs prior to Mr. Tulaney reaching age 65.

Under his SERP arrangement, Mr. Koplin is eligible to earn a benefit of $62,000 per year commencing upon his retirement at age 65 and continuing for fifteen years.  Mr. Koplin may receive lesser or equal benefits upon a qualifying termination of employment that occurs prior to Mr. Koplin reaching age 65.

Under his SERP arrangement, Mr. Ferretti is eligible to earn a benefit of $40,000 per year commencing upon his retirement at age 65 and continuing for ten years.  Mr. Ferretti may receive lesser or equal benefits upon a qualifying termination of employment that occurs prior to Mr. Ferretti reaching age 65.

Nonqualified Deferred Compensation

The following table sets forth nonqualified deferred compensation contributions during the year ended December 31, 2019.

Name	Executive Contributions in 2019($)	Company Contributions in 2019($)		Aggregate Earnings in 2019($)		Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at December 31, 2019($)
Craig W. Best	—	16,710	(1)	—		—	132,624
Craig W. Best	52,000	26,000	(2)	47,955	(3)	—	352,489
Craig W. Best	—	80,000	(4)	32,553	(5)	—	847,338

(1)         Represents Company accrued contributions for the 2019 plan year under the Excess Benefit Plan, which contributions are included in “All Other Compensation” in the Summary Compensation Table set forth above.

(2)         Represents Company matching contributions under the Executive Deferred Compensation Plan, which contributions are included in “All Other Compensation” in the Summary Compensation Table set forth above.

(3)         Represents earnings on balances in the Executive Deferred Compensation Plan.

(4)         Represents Company contributions under the Deferred Compensation Plan No. 2, which contributions are included in “All Other Compensation” in the Summary Compensation Table set forth above.

(5)         Represents earnings on balances in the Deferred Compensation Plan No. 2.

Excess Benefit Plan. The company contribution set forth in the table above represents our contribution pursuant to the Excess Benefit Plan maintained for Mr. Best.  The plan provides Mr. Best with benefits in an amount which is equivalent to the excess, if any, of the matching and ESOP contributions he would have been entitled to receive under the 401(k) Plan and ESOP if those plans were administered without regard to the limitations required by Section 401(a)(17) of the Internal Revenue Code and any regulations thereunder, over the amount he is entitled to receive under those plans for the applicable plan year. The Excess Benefit Plan is intended to be an unfunded excess benefit plan.

The benefit described above is to be computed as of the date of Mr. Best’s separation from service. The accrued benefit will become payable if Mr. Best separates from service for any reason. If a change in control (as defined in the Excess Benefit Plan) occurs, the accrued benefit at the date of the change in control shall be valued and payable according to the provisions set forth below as if the change in control constituted a separation from service.

Mr. Best, or his beneficiaries, will be entitled to receive, by virtue of his separation from service, a distribution in an aggregate amount equal to his accrued benefit. The actuarial equivalent of his accrued benefit will be distributed in a single lump sum payment within five days following the date that is six months after the date Mr. Best separates from service.

If Mr. Best dies before terminating his employment with the Bank and before the commencement of payments under the Excess Benefit Plan, the actuarial equivalent of the entire value of his accrued benefit will be paid, in a single lump sum, within sixty days following the date of his death, to his designated beneficiaries.

If Mr. Best’s employment had terminated on December 31, 2019 his accrued benefit under the Excess Benefit Plan would have been $132,624.

Executive Deferred Compensation Plan.  The Executive Deferred Compensation Plan is an account-based deferred compensation arrangement that provides Mr. Best an opportunity to defer base salary and annual bonus compensation and requires the Company to make matching contributions to Mr. Best’s account in an amount equal to 50 percent of Mr. Best’s deferrals, up to a maximum of six percent of Mr. Best’s salary and annual bonus for a given year.  The Company may also contribute a discretionary contribution to Mr. Best’s account under the plan.  Notional interest or earnings and losses, based on the investment returns under our 401(k) plan, will also be credited.  Distributions from the Executive Deferred Compensation Plan will be made upon Mr. Best’s retirement or other separation from service, or upon his death or a change in control if earlier.

Deferred Compensation Plan No. 2.  The Deferred Compensation Plan No. 2 is an account-based deferred compensation arrangement contemplated by the amendment and restatement of Mr. Best’s employment agreement on January 3, 2011. Pursuant to the agreement, the Deferred Compensation Plan No. 2 provides Mr. Best an opportunity to defer base salary and bonus compensation and required the Company to make contributions to Mr. Best’s account in the amount of $61,375 on or around the time his employment agreement was amended and restated, followed by credits of $60,000 each August 1 beginning in 2011 and ending in 2014.  The plan was amended August 31, 2014 and, as amended, requires an annual contribution of $80,000 per year from 2015 through 2019 subject to Mr. Best’s continued employment.  On January 30, 2020, a Second Amendment to the Amended and Restated Deferred Compensation Plan No. 2 was approved.  The second amendment provides for a contribution of $80,000 each August 1 from 2020 through 2024, each conditioned on Mr. Best’s continued employment through the applicable date.  Notional interest will be credited to such deferred amounts and Mr. Best’s account will be distributed upon his retirement or other separation from service, or upon his death or a change in control if earlier.  The second amendment provides that with respect to the benefit attributable to contributions accrued on August 1, 2020 and thereafter, subject to the other terms and conditions of the plan, such benefit will be paid in a lump sum within forty-five (45) days following Mr. Best’s separations from service.

Other Potential Post-Termination Benefits

Payments Made Upon Termination of Employment.  The following chart summarizes the total benefits payable to the named executive officers upon a termination of employment, assuming that the termination occurred on December 31, 2019 and based on a closing price of $50.35 per share of our common stock on December 31, 2019:

	Termination	Termination for	Termination After a
Name	Without “Cause”	“Good Reason”	Change in Control
Craig W. Best	2,460,996	2,460,996	3,133,637
Thomas P. Tulaney	1,755,566	1,755,566	2,747,327
Neal D. Koplin	457,240	457,240	1,497,612
Joseph M. Ferretti	346,568	268,238	636,645
John R. Anderson III	95,000	—	110,810

Payments Made Upon Termination for Cause.  Under the employment agreements with Messrs. Best, Tulaney, Koplin and Ferretti, we may terminate their employment for cause (as defined in the agreement) at any time.  Mr. Anderson is an at-will employee without an employment agreement.  If any of the name executive officers is terminated for cause, he will receive only accrued compensation and vested benefits through his termination date.

Payments Made Upon Termination Without Cause or For Good Reason.  Craig W. Best — Upon termination by the Company without “cause” (as defined in his employment agreement) or voluntary termination by Mr. Best with good reason (constructive termination), he will receive his accrued compensation and other benefits through his termination date, along with a severance payment equal to 24 months of payments based upon base salary and average annual bonus and $30,000 in outplacement assistance to be paid by us to a firm selected by Mr. Best. In addition, the Company will pay the applicable premium otherwise payable for COBRA continuation coverage for the executive, his spouse and dependents for a period of 24 months following termination.  If the Company terminated Mr. Best’s employment without cause or he resigned with good reason on December 31, 2019, the cash severance payment due under his employment agreement (based solely on Mr. Best’s then current cash compensation and average incentive and bonus payments, without regard to future adjustments, incentives or bonuses) would have been $1,058,333.  In addition, Mr. Best would have received the outplacement assistance noted above, payment of health insurance premiums valued at $40,212, and payment of accrued benefits of $132,624 under the Excess Benefit Plan, $352,489 under the Executive Deferred Compensation Plan and $847,338 under Deferred Compensation Plan No. 2.  The Best Employment Agreement provides that payment of severance is contingent upon Mr. Best’s execution and delivery of a release agreement to the Company and the Bank.

Thomas P. Tulaney — Pursuant to the terms of his employment agreement, upon termination by the Company without “cause” (as defined in his employment agreement) or voluntary termination by Mr. Tulaney with good reason (constructive termination), he will receive his accrued compensation and other benefits through his termination date, along with a severance payment equal to 12 months of payments based upon base salary and average annual incentive payments.  In addition, the Company will pay the applicable premium otherwise payable for COBRA continuation coverage for the executive, his spouse and dependents for a period of 18 months following termination.  If the Company terminated Mr. Tulaney’s employment without cause or he resigned with good reason on December 31, 2019, the cash severance payment due under his employment agreement (based solely on Mr. Tulaney’s then current base salary and average incentive payment, without regard to future adjustments or incentives) would have been $349,979.  In addition, Mr. Tulaney would have received payment of health insurance premiums valued at $34,307, and $68,564 per year, payable in monthly installments for twenty years, under his SERP.

The Tulaney Employment Agreement provides that payment of severance is contingent upon Mr. Tulaney’s execution and delivery of a release agreement to the Company and the Bank.

Neal D. Koplin — Pursuant to the terms of his employment agreement, upon termination by the Company without “cause” (as defined in his employment agreement), we are obligated to, among other things, make monthly payments to Mr. Koplin for one (1) year following the termination equal to 1/12th of Mr. Koplin’s base salary at the time of termination.  If the company terminated Mr. Koplin’s employment without cause on December 31, 2019, the cash severance payment due under his employment agreement (based solely on Mr. Koplin’s then current base salary, without regard to future base salary adjustments) would have been $250,000.  Payment of severance under the Koplin Employment Agreement is contingent upon Mr. Koplin’s execution and delivery of a release agreement to the Company and the Bank.  In addition, Mr. Koplin would have received $13,816 per year, payable in monthly installments for fifteen years, under his SERP.

Joseph M. Ferretti — Pursuant to the terms of his employment agreement, upon termination by the Company without “cause” (as defined in his employment agreement) or voluntary termination by Mr. Ferretti with good reason (constructive termination), he will receive his accrued compensation and other benefits through his termination date, along with a severance payment equal to 12 months of payments based upon base salary and average annual incentive payments.  In addition, the Company will pay the applicable premium otherwise payable for COBRA continuation coverage for the executive, his spouse and dependents for a period of 18 months following termination.  If the Company terminated Mr. Ferretti’s employment without cause or he resigned with good reason on December 31, 2019, the cash severance payment due under his employment agreement (based solely on Mr. Ferretti’s then current base salary and average incentive payment, without regard to future adjustments or incentives) would have been $233,931.  In addition, Mr. Ferretti would have received payment of health insurance premiums valued at $34,307, and $7,833 per year, payable in monthly installments for ten years, under his SERP.

John R. Anderson III — Upon termination by the Company without cause, Mr. Anderson will receive his accrued compensation and other benefits through his termination date, along with a severance benefits available under a policy applicable to employees generally, namely two weeks of severance pay for each year of employment, subject to a maximum of twenty-six weeks.

Payments Made Upon Disability or Death.  The employment agreements with Messrs. Best, Tulaney, Koplin and Ferretti provide that, upon termination due to the executive’s death or disability, he will receive only accrued compensation and vested benefits through his termination date.

If Mr. Best’s employment terminated December 31, 2019 due to his death or disability, he would be entitled to receive payment of accrued benefits of $132,624 under the Excess Benefit Plan, $352,489 under the Executive Deferred Compensation Plan and $847,338 under Deferred Compensation Plan No. 2.  In addition, he would have received accelerated vesting of $33,533 or $103,570 in restricted stock, if terminated due to death or disability, respectively, and accelerated vesting of $118,323 in RSUs if terminated due to death.

If Mr. Tulaney’s employment terminated December 31, 2019 due to his death or disability, under his SERP he would be entitled to receive, respectively, $114,600 per year or $68,564 per year, in either case payable in monthly installments for twenty years.  In addition, he would have received accelerated vesting of $15,457 or $49,041 in restricted stock, if terminated due to death or disability, respectively, and accelerated vesting of $58,708 in RSUs if terminated due to death.

If Mr. Koplin’s employment terminated December 31, 2019 due to his death or disability, under his SERP he would be entitled to receive, respectively, $62,000 per year or $13,816 per year, in either case payable in monthly installments for fifteen years.  In addition, he would have received accelerated vesting of $13,544 or $41,891 in restricted stock, if terminated due to death or disability, respectively, and accelerated vesting of $47,833 in RSUs if terminated due to death.

If Mr. Ferretti’s employment terminated December 31, 2019 due to his death or disability, under his SERP he would be entitled to receive, respectively, $40,000 per year or $7,833 per year, in either case payable in monthly installments for ten years.  In addition, he would have received accelerated vesting of $6,747 or $27,088 in restricted stock, if terminated due to death or disability, respectively, and accelerated vesting of $37,964 in RSUs if terminated due to death.

If Mr. Anderson’s employment terminated December 31, 2019 due to his death, he would have received accelerated vesting of $3,525 in restricted stock and accelerated vesting of $12,285 in RSUs.  If his employment terminated December 31, 2019 due to his disability, he would have received accelerated vesting of $15,860 in restricted stock.

Payments Made Upon a Change in Control.  In accordance with the terms of their employment agreements, our named executive officers are entitled to the following payments upon termination in connection with a change of control:

Craig W. Best — If we terminate Mr. Best without cause or Mr. Best terminates for good reason within 36 months of a change in control, he will receive, in addition to previously accrued compensation and benefits, monthly severance payments for 36 months following termination, equal to the sum of

1/12th of the executive’s base salary at the time of termination and 1/12th of the average bonus and incentive payment that Mr. Best received over the prior three years.  In addition, the Company will pay the applicable premium otherwise payable for COBRA continuation coverage for the executive, his spouse and dependents for a period of 36 months following termination.  If the payments or benefits payable to Mr. Best in connection with a change in control would be subject to the excise tax on golden parachutes imposed under Section 4999 of the Internal Revenue Code, or be non-deductible by us under Section 280G of the Internal Revenue Code, then those payments or benefits will be reduced to an amount that will not exceed the Section 280G and Section 4999 limits under the Internal Revenue Code.  If Mr. Best was terminated without cause or resigned for good reason on December 31, 2019 following a change in control, the cash severance payment due under his employment agreement (based solely on Mr. Best’s then current base salary and average bonus and incentive payment, without regard to future adjustments, bonuses or incentives) would have been $1,587,500.  In addition, Mr. Best would have received payment of health insurance premiums valued at $61,830, and payment of accrued benefits of $132,624 under the Excess Benefit Plan, $352,489 under the Executive Deferred Compensation Plan and $847,338 under Deferred Compensation Plan No. 2.  In the event that Mr. Best had been terminated without cause or had resigned for good reason on December 31, 2019, within 12 months following a change of control, he would have received accelerated vesting of $33,533 in restricted stock and accelerated vesting of $118,323 in RSUs.  For purposes of calculating accelerated vesting of RSUs upon a change of control, based on performance through December 31, 2019, it is assumed that RSUs would be earned at target.

Thomas P. Tulaney — Pursuant to the terms of his employment agreement, if we terminate Mr. Tulaney without cause or Mr. Tulaney terminates for good reason within 24 months of a change in control, he will receive, in addition to previously accrued compensation and benefits, monthly severance payments for 24 months following termination, equal to the sum of 1/12th of the executive’s base salary at the time of termination and 1/12th of average annual incentive payments.  In addition, the Company will pay the applicable premium otherwise payable for COBRA continuation coverage for Mr. Tulaney, his spouse and dependents for a period of 24 months following termination.  If Mr. Tulaney was terminated without cause or resigned for good reason on December 31, 2019 following a change in control, the cash severance payment due under his employment agreement (based solely on Mr. Tulaney’s then current base salary and average incentive payment, without regard to future adjustments or incentives) would have been $699,958.  In addition, Mr. Tulaney would have received payment of health insurance premiums valued at $45,743, accelerated vesting of $15,457 in restricted stock and accelerated vesting of $58,708 in RSUs, and $96,373 per year, payable in monthly installments for twenty years, under his SERP.  If the payments or benefits payable to Mr. Tulaney under his employment agreement in connection with a change in control would be subject to the excise tax on golden parachutes imposed under Section 4999 of the Internal Revenue Code, or be non-deductible by us under Section 280G of the Internal Revenue Code, then those payments or benefits will be reduced to an amount that will not exceed the Section 280G and Section 4999 limits under the Internal Revenue Code.

Neal D. Koplin — In the event that Mr. Koplin is terminated within 24 months following a Change of Control (as defined in the Koplin Employment Agreement) or resigns for Good Reason (as defined in the Koplin Employment Agreement), he will be entitled to the salary payments described above for a period of three (3) years following termination (in lieu of one (1) year).  Payment of severance under the Koplin Employment Agreement is in each case contingent upon Mr. Koplin’s execution and delivery of a release agreement to the Company and the Bank.  If Mr. Koplin was terminated without cause or resigned for good reason on December 31, 2019 following a change in control, the cash severance due to Mr. Koplin under his employment agreement would have been $750,000.  If the payments or benefits payable to Mr. Koplin under his employment agreement in connection with a change in control would be subject to the excise tax on golden parachutes imposed under Section 4999 of the Internal Revenue Code, or be non-deductible by us under Section 280G of the Internal Revenue Code, then those payments or benefits will be reduced to an amount that will not exceed the Section 280G and Section 4999 limits under the

Internal Revenue Code.  In addition, Mr. Koplin would have received accelerated vesting of $13,544 in restricted stock and accelerated vesting of $47,833 in RSUs, and $45,749 per year, payable in monthly installments for fifteen years, under his SERP.

Joseph M. Ferretti — Pursuant to the terms of his employment agreement, if we terminate Mr. Ferretti without cause or Mr. Ferretti terminates for good reason within 24 months of a change in control, he will receive, in addition to previously accrued compensation and benefits, monthly severance payments for 24 months following termination, equal to the sum of 1/12th of the executive’s base salary at the time of termination and 1/12th of average annual incentive payments.  In addition, the Company will pay the applicable premium otherwise payable for COBRA continuation coverage for Mr. Ferretti, his spouse and dependents for a period of 24 months following termination.  If Mr. Ferretti was terminated without cause or resigned for good reason on December 31, 2019 following a change in control, the cash severance payment due under his employment agreement (based solely on Mr. Ferretti’s then current base salary and average incentive payment, without regard to future adjustments or incentives) would have been $467,862.  In addition, Mr. Ferretti would have received payment of health insurance premiums valued at $45,743, accelerated vesting of $6,747 in restricted stock and accelerated vesting of $37,964 in RSUs, and $7,833 per year, payable in monthly installments for ten years, under his SERP.  If the payments or benefits payable to Mr. Ferretti under his employment agreement in connection with a change in control would be subject to the excise tax on golden parachutes imposed under Section 4999 of the Internal Revenue Code, or be non-deductible by us under Section 280G of the Internal Revenue Code, then those payments or benefits will be reduced to an amount that will not exceed the Section 280G and Section 4999 limits under the Internal Revenue Code.

John R. Anderson III — Upon termination by the Company without cause (whether or not following a change in control), Mr. Anderson will receive his accrued compensation and other benefits through his termination date, along with a severance benefits available under a policy applicable to employees, generally, namely two weeks of severance pay for each year of employment, subject to a maximum of twenty-six weeks.  In addition, he would receive accelerated vesting of $3,525 in restricted stock and accelerated vesting of $12,285 in RSUs.

Pay Ratio Disclosure

We identified our median employee as of December 31, 2019, using our entire employee population, other than our principal executive officer, and the total base salary or wages, plus bonus, earned by those employees during the 2019 calendar year.  We calculated the total compensation of our median employee in the same manner that the total compensation of our principal executive officer is calculated in the summary compensation table, although the median employee’s total compensation consisted solely of salary, bonus and contributions to our ESOP and 401(k) plan.  Based on this methodology, the 2019 total compensation of our median employee was $37,663.  The 2019 total compensation of our principal executive officer was $820,173 and the ratio of the median employee’s total compensation to our principal executive officer’s total compensation for 2019 was 1:21.8.

2019 Director Compensation

The following table sets forth information concerning the compensation received by individuals who served as directors (other than Craig W. Best) during the year ended December 31, 2019.

Name	Fees Earned or Paid in Cash ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)(1)	Total ($)
William E. Aubrey II	71,008	803	99	71,910
Joseph G. Cesare, M.D.	23,393	2,883	401	26,677
James G. Keisling	44,504	5,617	—	50,121
Ronald G. Kukuchka	45,604	1,294	225	47,123
Richard S. Lochen, Jr.	60,916	1,069	99	62,084
Robert W. Naismith, Ph.D.	45,926	9,730	—	55,656
James B. Nicholas	56,512	3,489	—	60,001
George H. Stover, Jr.	46,904	8,514	409	55,827
Steven L. Weinberger	40,012	4,977	—	44,989
Joseph T. Wright, Jr.	57,104	1,030	195	58,329

(1)  Amount reflects 2019 imputed income on supplemental life insurance split-dollar arrangements.

Each non-employee director receives $1,000 for attendance at each board meeting, $500 for each committee meeting, and $300 for each branch meeting.  All non-employee directors receive a retainer of $20,000 per year.  The Chairman of the Board receives a retainer of $40,000 per year, and the Audit Committee Chairman receives an additional $417 per month; the Compensation Committee Chairman receives an additional $292 per month; the Nominating and Corporate Governance Committee Chairman receives an additional $250 per month; the Trust Committee Chairman receives an additional $209 per month; the Asset Liability Management Committee Chairman receives an additional $209 per month and the Asset Quality/Credit Committee Chairman receives an additional $209 per month.

We maintain a director supplemental life insurance plan.  All directors are eligible for the life insurance benefit, subject to medical underwriting acceptance.  The plan currently insures seven directors.  The director life insurance benefit of up to $100,000 per participating director is provided through a single premium bank-owned life insurance, or “BOLI,” program because BOLI is a more cost-effective way of providing the benefits.  The eligible participating directors are not required to pay any premiums on the life insurance policy, but have the imputed value of the insurance coverage included in their taxable income.

We also maintain a deferred compensation plan for directors.  All current non-employee directors are eligible to participate in the plan.  The plan allows for deferrals by participants of up to 100 percent of their director’s fees and there is no maximum dollar limit on the amount that may be deferred each year.  Participants are permitted to change their percentage of deferral annually.  The participants are always 100 percent vested in the amounts they defer and earnings are credited to their accounts at market rates.  Participants are entitled to receive a distribution from their account upon a termination of service, a change in control, or a specified date as allowed within the plan.

The Company provides a retirement benefit to its non-employee directors.  Upon vesting, based on either a change in control or ten years of service, a director is eligible to receive an annual cash payment equal to the product of the director’s number of years of service multiplied by $150, payable for a ten years period following retirement from board service.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

The Bank has made, and expects to continue to make, loans in the future to our directors and executive officers and their family members, and to firms, corporations, and other entities in which they and their family members maintain interests.  All such loans require the prior approval of our board of directors.  None of such loans are, as of the date of this proxy statement, or were at December 31, 2019, nonaccrual, past due, restructured or potential problems, and all of such loans were made in the ordinary course of business, on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable loans with persons not related to the Company or the Bank and did not involve more than the normal risk of collectability or present other unfavorable features.

Thomas P. Tulaney II is the son of Thomas P. Tulaney, one of our named executive officers, and is employed as a vice president of the Bank.  Thomas P. Tulaney II’s compensation and benefit package totaled $147,223 during the 2019 fiscal year.

Except for loan transactions and employment described above, deposits with the Bank, and transactions where the rates or charges were determined by competitive bids, there were no transactions since the beginning of our last fiscal year, and there are no currently proposed transactions, in which we were or are to be a participant, the amount involved exceeds $120,000, and in which any related person who is also an executive officer had or will have a direct or indirect material interest.

The Bank has a formal process with respect to the review and approval of loans extended by it to related persons.  In accordance with these procedures, all transactions with related persons must be approved or ratified by disinterested members of board of directors.  All loans and commitments to lend included in such transactions were made under substantially the same terms, including interest rates, collateral, and repayment terms as those prevailing at the time for comparable transactions with other persons not related to the Bank and do not involve more than the normal risk of collection or present other unfavorable features.

Our code of business conduct and ethics, audit committee charter, and loan policy and procedures related to the approval of loans set forth our policies and procedures for the review, approval, or ratification of any transactions with related persons.  Any transaction that involves the purchase from, sale to, or joint ownership with, a related person, of an interest in real or personal property must receive any required approvals of regulatory authorities confirming that the terms of such transactions are fair to, and in the best interests of the Company or the Bank; be supported by an independent appraisal not prepared by a related person or an employee of the Company or the Bank; and be approved in advance by a resolution duly adopted, with full disclosure, by our audit committee.  Any extension of credit to a related person must be approved in advance by a resolution duly adopted after full disclosure by a majority of the entire board of directors of the Bank, with each interested director abstaining from participating, directly or indirectly, in the vote.  All other transactions not expressly described in our code of conduct and ethics, in which any related person will have a direct or indirect material interest, are subject to review and approval by our audit committee.

Compensation Committee Interlocks and Insider Participation

During 2019, directors Aubrey, Keisling, Lochen, Naismith and Wright served as members of our compensation committee.  Except for Mr. Lochen, who served as an executive officer of the Company from 2006 until 2010, no member of the compensation committee has ever served as an officer or employee of the Company or its subsidiaries.  During 2019, there were no compensation committee interlocks between the Company or its subsidiaries and any other entity involving the Company or its subsidiaries or any such entity’s executive officers or directors.

CODE OF ETHICS

We have adopted a code of conduct and ethics that applies to our directors and executive officers, including our principal executive officer, principal financial officer, principal accounting officer and other senior financial officers.  Our code of conduct and ethics is available via our website, psbt.com, at the “Corporate Info — Governance Documents” page under “Investor Relations.”

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires the Company’s officers and directors and persons who own more than ten percent of a registered class of the Company’s equity securities (“ten-percent holders”) to file reports of ownership and changes in ownership with the SEC.  Officers, directors and ten-percent holders are required by regulation to furnish the Company with copies of all Section 16(a) forms they file.  To the Company’s knowledge, based solely on review of the copies of such reports furnished to the Company and representations that no other reports were required, during the fiscal year ended December 31, 2019, each of the Company’s officers, directors, and greater than ten-percent holders complied with all Section 16(a) filing requirements applicable to him or her, except that the Form 4s for Messrs. Anderson, Best, Ferretti, Jake, Kirtley, Koplin and Tulaney, reporting awards of restricted stock were filed late, and seven monthly purchases under a dividend reinvestment and stock purchase plan were not reported on a timely basis by Mr. Lochen.

EQUITY COMPENSATION PLAN INFORMATION

The table below sets forth information with respect to compensation plans under which equity securities of the Company were authorized for issuance as of December 31, 2019.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of Shares Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in First Column)
Equity Compensation Plans Equity compensation plans approved by security holders:
2017 Equity Incentive Plan	—	N/A	71,360	(1)
Equity compensation plans not approved by security holders: None	—	N/A	—
Total	—	N/A	71,360	(1)

(1)         The 2017 Equity Incentive Plan provides for the grant of the following equity-based and cash-based incentive awards to participants: stock options, stock appreciation rights, restricted stock, restricted stock units, cash awards and performance awards.

SHAREHOLDER PROPOSALS

Nominations of persons for election to the board of directors and the proposal of business to be considered by the shareholders at an annual meeting of shareholders may be made by any shareholder of the Company who was a shareholder of record at the time of the notice for the annual meeting, who is entitled to vote at the annual meeting, and who complies with the notice procedures set forth in our bylaws.

For director nominations or other proposals to be properly brought before the 2021 annual meeting by a shareholder, the shareholder must give written notice to the Secretary of the Company at Peoples Financial Services Corp., 150 North Washington Avenue, Scranton, Pennsylvania 18503, by March 17, 2021, and any proposal other than a director nomination must be a proper matter for shareholder action, and not otherwise excludable under the rules and regulations of the SEC. In order for a shareholder proposal other than a director nomination to be included in the Company’s proxy statement for the 2021 annual meeting of shareholders, in addition to meeting all of the requirements set forth in our bylaws, and all requirements of applicable securities laws, we must receive the proposal by December 17, 2020.

A shareholder’s notice must set forth (i) the name and address of the shareholder who intends to bring the business before the meeting (“Proposing Shareholder”); (ii) the name and address of the beneficial owner, if different than the Proposing Shareholder, or any of the shares of Peoples common stock which are owned of record and beneficially by the Proposing Shareholder and the number which are owned beneficially by any beneficial owner; (iii) any interest (other than an interest solely as a shareholder) which the Proposing Shareholder or a beneficial owner has in the business being proposed by the Proposing Shareholder; (iv) a description of all arrangements and understandings between the Proposing Shareholder and any beneficial owner and any other person or persons (naming such person or persons) pursuant to which the proposal in the shareholder notice is being made; (v) a description of the business which the Proposing Shareholder seeks to bring before the meeting, the reason for doing so and, if a specific action is to be proposed, the text of the resolution or resolutions which the Proposing Shareholder proposes that the Company adopt; and (vi) a representation that the Proposing Shareholder is at the time of giving the shareholder notice, was or will be on the record date for the meeting, and will be on the meeting date a holder of record of shares of the Company entitled to vote at such meeting, and intends to appear in person or by proxy at the meeting to bring the business specified in the shareholder notice before the meeting. The presiding officer of the meeting may, in such officer’s sole discretion, refuse to acknowledge any business proposed by a shareholder which the presiding officer determines is not made in compliance with the foregoing procedure.

REPORTS AND OTHER DOCUMENTS

Annual Report

A copy of the Company’s 2019 Annual Report to Shareholders accompanies this proxy statement.  On written request, we will provide, without charge, a copy of our Annual Report on Form 10-K for the year ended December 31, 2019, as filed with the SEC (including a list briefly describing the exhibits thereto), to any record holder or beneficial owner of common stock on March 9, 2020, the record date for the annual meeting, or to any person who subsequently becomes such a record holder or beneficial owner. Additionally, our proxy statement, annual report to shareholders and proxy card are available at www.proxyvote.com.  Requests should be directed to the attention of the Secretary of the Company at Peoples Financial Services Corp., 150 North Washington Avenue, Scranton, Pennsylvania  18503.

Security Holders Sharing an Address

Only one copy of this proxy statement and the accompanying 2019 Annual Report to Shareholders is being delivered to multiple shareholders sharing an address unless we have previously received contrary instructions from one or more of such shareholders.  On written or oral request to the Secretary of the Company at Peoples Financial Services Corp., 150 North Washington Avenue, Scranton, Pennsylvania  18503, we will deliver promptly a separate copy of this proxy statement and the accompanying 2019 Annual Report to Shareholders to a shareholder at a shared address to which a single copy of the documents was delivered.  Shareholders sharing an address who wish, in the future, to receive separate copies or a single copy of our proxy statements and annual reports should provide written or oral notice to the Secretary of the Company at the address and telephone number set forth above.

BY ORDER OF THE BOARD OF DIRECTORS

DEBRA E. ADAMS
Secretary

D [> SCAN TO VIEW MATERIALS &VOTE PEOPLES FINANCIAL SERVICES CORP. ISO N. WASHINGTON AVENUE SCRANTON, PA 18503 VOTE BY INTERNET Before The Meeting-Go to www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information up until ll:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. During The Meeting-Go to www.virtualshareholdermeeting.com/PFIS2020 You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions. VOTE BY PHONE-1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, do Broadridge, 51 Mercedes Way, Edgewood, NY 11717. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: D04546-TBD --KEEP THIS PORTION-FOR-YO-UR RECORDS DETACH AND RETURN THIS PORTION ONLY THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS number(s) of the nominee(s) on the line below. 1. Election of two directors to our Board of Directors, each event that Peoples Financial Services Corp. does not currently a majority voting standard in uncontested elections. Proposal to approve, on an advisory basis, t he 0 0 0 3. in their discretion to vote for a substitute nominee designated delivering to the secretary of Peoples Financial Services Corp. 4. Proposal to approve, on an advisory basis, 0 0 0 0 written notice of revocation bearing a later date than the proxy compensation of our named executive officers. Financial Services Corp. common stock, or by attending the meeting will not in itself constitute the revocation of a proxy. If any other business is presented at such meeting, 0 0 0 Krause LLP as the Company's independent accounting for the purpose of soliciting additional proxies or for any of the meeting or otherwise, this proxy will be voted by on the back where indicated. PEOPLES FINANCIAL SERVICES CORP.For Withhold For All To withhold authority to vote for any individual AllAll Except nominee(s), mark "For All Except" and write the A VOTE FOR THE ELECTION OF ALL NOMINEES ,FOR 1 YEAR ON PROPOSAL4,AND VOTES FOR THE OTHER PROPOSALS.000 to serve until the 2023 Annual Meeting of Shareholders and until her/his successor has been elected and qualified. Nominees: 01) SANDRA L. BODNYK 02) RONALD G. KUKUCHKA For Against Abstain 2. Proposal to amend the articles of incorporation to adopt 0 0 0Should a director nominee be unable to serve as a director, an anticipate, the persons named in this proxy reserve the right, compensation of our named executive off icers.by the board of directors. 1 Year 2 Years 3 Years AbstainThis proxy may be revoked at any time before it is voted by on or before the taking of the vote at the annual meeting, a the frequency of future advisory votes on the or a later dated proxy relating to the sa me shares of Peoples For Against Abstain annual meeting and voting in person. Attendance at the annual 5.Ratification of the appointment of Baker Tilly Virchow firm for the fiscal year ending December 31, 2020. including any motion to adjourn or postpone the meeting, For address changes and/or comments, please check this box and write them 0 other reason, or other matters incidental to the conduct those named in this proxy in their best judgment. At the present time, the board of directors knows of no other business to be presented at the meeting. Note: Please sign exactly as your name or names appear(s) on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person. Signature [PLEASE SIGN WITHIN BOX)Signature (Joint Owners)

ANNUAL MEETING OF SHAREHOLDERS OF PEOPLES FINANCIAL SERVICES CORP. May 16, 2020 Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com. 004547-TBD PEOPLES FINANCIAL SERVICES CORP. 150 N. Washington Avenue Scranton, PA 18503 PROXY ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON MAY 16, 2020 THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS The undersigned hereby appoint(s) Stephen N. Lawrenson and Lynn M. Thiel as proxies, each with full power of substitution, to represent and vote as designated on the reverse side, all the shares of Common Stock of Peoples Financial Services Corp. held of record by the undersigned at the close of business day on March 9, 2020, the record date for the meeting, at the Annual Meeting of Shareholders to be held at www.virtualshareholdermeeting.com/PFIS2020 on May 16, 2020, and any adjournments or postponements thereof. THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER(S). IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE NOMINEES LISTED, FOR 1 YEAR ON PROPOSAL 4, AND FOR THE OTHER PROPOSALS. The undersigned hereby acknowledges receipt of the Proxy Statement dated on or about April 16, 2020 and Annual Report, and hereby revokes any proxy or proxies heretofore given to vote shares at the Meeting and any adjournments or postponements thereof. Please sign, date and mail your proxy card in the envelope provided as soon as possible. (If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.) (Continued and to be signed on the reverse side)